U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A

(Amendment No. 5)

Dated: August 5, 2024

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

CAM GROUP, INC.
(Exact name of issuer as specified in its charter)

Nevada
(State of other jurisdiction of incorporation or organization)

5900 Balcones Drive, Suite 100

Austin, TX 78731

214-876-5455
(Address, including zip code, and telephone number,
including area code of issuer’s principal executive office)

Udo Ekekeulu, Esq. Alpha Advocate Law Group PC 11432 South Street, #373 Cerritos, CA 90703 310-866-6018 Alphaadvocatelaw@gmail.com	Frank I Igwealor, Esq. Capital Markets and Securities Law Group, PC 370 Amapola Ave., Suite 200A Torrance, CA 90501 424.358.1046 capitalmarketssecurities@gmail.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

3760	57-1021913
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(ii) of Form 1-A.

PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER II

An Offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold, nor offers to buy be accepted before the Offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

Dated: August 5, 2024

Subject to Completion

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

CAM GROUP, INC.

5900 Balcones Drive, Suite 100

Austin, TX 78731

214-876-5455

600,000,000 Shares of Common Stock

at a price range of $0.005 to $0.01 per Share

Minimum Investment: $1,000

Maximum Offering: $6,000,000

See The Offering - Page 9 and Securities Being Offered - Page 39 for further details. None of the securities offered are being sold by present security holders. This Offering will commence upon qualification of this Offering by the Securities and Exchange Commission and will terminate 365 days from the date of qualification by the Securities and Exchange Commission, unless extended or terminated earlier by the Company.

PLEASE REVIEW ALL RISK FACTORS ON PAGES 10 THROUGH PAGE 20 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public		Commissions (1)	Proceeds to Company (2)		Proceeds to Other Persons (3)
Per Share	$	TBD	$0	$	TBD	None
Minimum Investment		$1,000	$0		$1,000	None
Maximum Offering		$6,000,000	$0		$6,000,000	None

(1)	The Company has not presently engaged an underwriter for the sale of securities under this Offering.

(2)	Does not reflect payment of expenses of this Offering, which are estimated to not exceed $300,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue-sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(3)	There are no finder’s fees or other fees being paid to third parties from the proceeds. See ‘PLAN OF DISTRIBUTION.’

(4)	Assumes a minimum price of $0.005 per share and maximum offering price of $0.01 per share.

This Offering (the “Offering”) consists of Common Stock (the “Shares” or individually, each a “Share”) that is being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by CAM Group, Inc., a Nevada corporation (the “Company”). We are offering up to 600,000,000 being offered at a price to be determined after qualification pursuant to Rule 253(b). We have provided a bona fide estimate of $0.005-$0.01 per Share. This Offering has a minimum purchase of $1,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis at our sole discretion. The Shares are being offered only by the Company on a best-efforts basis to an unlimited number of accredited investors and to an unlimited number of non-accredited investors subject to the limitations of Regulation A. Under Rule 251(d)(2)(i)(C) of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth). The maximum aggregate amount of the Shares that will be offered is 600,000,000 of Common Stock with a Maximum Offering of $6,000,000. There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

Funds that investors advance to the Company for the purchase of shares of common stock in this offering will not be subject to escrow requirements. The Company may immediately start disposing of the proceeds in accordance with the Use of Proceeds.

Prior to the commencement of this Offering, Mr. Rafael Pinedo, based on his ownership of the Control block preferred shares would exercise total control of the operations of the company controlling 76% of all votes of the company. Immediately after the conclusion of this offering and assuming we are able to sell the maximum offering, Mr. Pinedo would still retain his control of the 76% of all votes in the Company.

Going Concern: The financial statements attached to this Offering Circular have been prepared assuming that the company will continue as a going concern which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. For the 12 months ended December 31, 2023, the Company has incurred a net loss of $$55,937 from operations. We had an accumulated deficit of $$55,937 as of December 31, 2023. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. Upon qualification of this Offering by the SEC Staff, the Company will begin to raise capital through as outlined in this Regulation A Offering Circular. Additionally the Company plan to implement cost-cutting measures and restructuring the businesses it hopes to acquire if and when this Offering has successfully raised enough money to make acquisitions. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Prior to this offering, there has been a thinly traded public market for our common shares in the OTC Markets Pink Sheets tier under the symbol “CAMG”. On August 21, 2023, the last reported sale price of our common stock was about $0.013.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier II offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO. Pending each closing, payments for the Shares will be paid directly to the Company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO ISSUER” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV (WHICH IS NOT INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR).

This Offering is inherently risky. See “Risk Factors” beginning on page 10.

Sales of these securities will commence within two calendar days of the qualification date and the filing of a Form 253(g)(2) Offering Circular AND it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

The Company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering , including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

NO DISQUALIFICATION EVENT (“BAD ACTOR” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY’S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”), EXCEPT FOR A DISQUALIFICATION EVENT COVERED BY RULE 506(D)(2) OR (D)(3) UNDER THE SECURITIES ACT. THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold “at the market.” The Shares will be sold at a fixed price to be determined after qualification. We have provided a bona fide estimate of the price range of the Offering, pursuant to Rule 253(b)(2). The Offering Price will be filed by the Company via an offering circular supplement pursuant to Rule 253(c). The supplement will not, in the aggregate, represent any change from the maximum aggregate Offering Price calculable using the information in the qualified Offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the Offering Circular after qualification.

 Sale of these shares will commence within two calendar days of the qualification date, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for Securities by the Company.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. The statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents.

OFFERING CIRCULAR SUMMARY, PERKS AND RISK FACTORS

OFFERING CIRCULAR SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Unless otherwise indicated, the terms “CAMG Global” “CAMG,” “the Company,” we,” “our,” and “us” are used in this Offering Circular to refer to CAM Group, Inc. and its subsidiaries.

Business Overview

CAM Group, Inc., a Nevada corporation seeks to provide the military defense, government, and commercial customers around the world (mostly NATO countries) with Mission-Critical Products and Solutions with ability to rapidly mitigate threats faster than ever before, suporting national security, finance, and technology. Determined to lead on Critical Infrastructure and Key Resources (CIKR), Protection Encryption and Cybersecurity; Intelligence, Surveillance, and Reconnaissance (ISR).

For a further description of the Company and its plan of operations, see the section entitled “Description of Business” beginning on Page 13.

Issuer:	CAM GROUP, INC.

Type of Stock Offering:	Common Stock

Price Per Share:	To be determined after qualification. We have provided a bona fide estimate of the expected range of the price per share of $0.005- 0.01

Minimum Investment:	$1,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

Maximum Offering:	$6,000,000. The Company will not accept investments that would be, in aggregate, greater than the Maximum Offering amount.

Maximum Shares Offered:	600,000,000 of Common Stock

Investment Amount Restrictions:	Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Method of Subscription:	After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors can subscribe to purchase the Shares by completing the Subscription Agreement and sending payment by check, wire transfer, ACH, credit card, or any other payment method accepted by the Company. Upon the approval of any subscription, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. Subscriptions are irrevocable and the purchase price is non-refundable.

Use of Proceeds:	See the description in the section entitled “USE OF PROCEEDS TO ISSUER” on page 12 herein.

Voting Rights:	The Shares have full voting rights.

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Trading Symbols:	Our common stock is directly quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “CAMG”.

Transfer Agent and Registrar:	Pacific Stock Transfer Co. is our transfer agent and registrar in connection with the Offering.

Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares are sold; (2) 365 days from the date of qualification by the Commission; (3) the Company in its sole discretion extends the offering beyond 365 days from the date of qualification by the Commission, or (4) the Company in its sole discretion withdraws this Offering.

The Offering

Common Stock Outstanding (1)	25,295,000 Shares
Common Stock in this Offering	600,000,000 Shares
Stock to be outstanding after the offering (2)	625,295,000 Shares

(1)	As of the date of this Offering Circular.

(2)	The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this Offering. The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors.

Investment Analysis

There is no assurance the Company will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed by the unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

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RISK FACTORS

The purchase of the Company’s Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company’s current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risk Factors Summary

●	The U.S. Government and NATO and NATO would provide a significant portion of our revenue, and our business could be adversely affected by changes in the fiscal policies of the U.S. Government and NATO and NATO governmental entities.
●	We may lose the benefit of a Regulation A exemption in the event our principal place of business shifts to outside the United States or Canada.

●  Significant delays or reductions in appropriations for our programs and U.S. Government and NATO funding more broadly may negatively impact our business and programs and could have a material adverse effect on our financial position, results of operations and/or cash flows.

●  If we fail to establish and maintain important relationships with government agencies and prime contractors, our ability to successfully maintain and develop new business may be adversely affected.

●  The loss of one or more of our largest customers, programs, or applications could adversely affect our results of operations.

●  Many of our prospective contracts would contain performance obligations that would require innovative design capabilities, would be technologically complex, could require state-of-the-art manufacturing expertise, or would be dependent upon factors not wholly within our control. Failure to meet these obligations could adversely affect our profitability and future prospects. Early termination of client contracts or contract penalties could adversely affect our results of operations.

●  If our subcontractors or suppliers fail to perform their contractual obligations, our performance and reputation as a contractor and our ability to obtain future business could suffer.

●  We may face intense competition from many competitors that would have greater resources than we do, which could result in price reductions, reduced profitability or loss of market share.

●  Failure to obtain a General Services Administration (“GSA”) contracts or government-wide acquisition contracts could impair our ability to attract new business.

●  Government contracts differ materially from standard commercial contracts, involve competitive bidding and may be subject to cancellation or delay without penalty.

●  A preference for minority-owned, small and small disadvantaged businesses could impact our ability to be a prime contractor and limit our opportunity to work as a subcontractor on certain governmental procurement.

●  U.S. Government and NATO in-sourcing could result in loss of business opportunities and personnel.

●  Our business could be negatively impacted by cyber and other security threats or disruptions.

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●  Our prospective products would be complex and could have unknown defects or errors, which may increase our costs, harm our reputation with customers, give rise to costly litigation, or divert our resources from other purposes.

●  Our margins and operating results may suffer if we experience unfavorable changes in the proportion of cost-plus-fee or fixed-price contracts in our total contract mix.

Risks Related to Regulatory, Environmental and Legal Issues

●  Our failure to comply with complex procurement laws and regulations could cause us to lose business and subject us to a variety of penalties.

●  Our contracts and administrative processes and systems would be subject to audits and cost adjustments by the U.S. Government and NATO , which could reduce our revenue, disrupt our business or otherwise adversely affect our results of operations.

●	We would be subject to environmental laws and potential exposure to environmental liabilities. This may affect our ability to develop, sell or rent our property or to borrow money where such property is required to be used as collateral.

Risks Related to the Company and Its Business

The U.S. Government and NATO would provide a significant portion of our revenue, and our business could be adversely affected by changes in the fiscal policies of the U.S. Government and NATO and governmental entities.

We intend to bid and anticipate to get contracts with the U.S. Government and NATO (including branches of the U.S. and NATO military and FMS), either as a prime contractor or a subcontractor. We expect to derive most of our revenues from work performed under U.S. Government and NATO contracts. As a result, we could experience reduced or delayed awards on some of our programs, with a related negative impact to our revenues, earnings and cash flows. Competitor bid protests also have become more prevalent in the current competitive environment, which has led to further contract award delays. In addition, any future changes to the fiscal policies of the U.S. Government and NATO and foreign governmental entities may decrease overall government funding for defense and homeland security, result in delays in the procurement of our products and services due to lack of funding, cause the U.S. Government and NATO and government agencies to reduce their purchases under existing contracts, or cause them to exercise their rights to terminate contracts at-will or to abstain from exercising options to renew contracts, any of which would have an adverse effect on our business, financial condition, results of operations and/or cash flows.

Significant delays or reductions in appropriations for our programs and U.S. Government and NATO funding more broadly may negatively impact our business and programs and could have a material adverse effect on our financial position, results of operations and/or cash flows.

U.S. Government and NATO programs are subject to annual legislative budget authorization and appropriation processes. For many programs, Legislators appropriates funds on a fiscal year basis even though the program performance period may extend over several years. Consequently, programs are often partially funded initially and additional funds are committed only as Legislators makes further appropriations. If we incur costs in excess of funds obligated on a contract, we may be at risk for reimbursement of those costs unless and until additional funds are obligated to the contract. We cannot predict the extent to which total funding and/or funding for individual programs will be included, increased or reduced as part of the annual budget process ultimately approved by Legislators or in separate supplemental appropriations or continuing resolutions, as applicable. Laws and plans adopted by the U.S. Government and NATO relating to, along with pressures on and uncertainty surrounding the federal budget, potential changes in priorities and defense spending levels, sequestration, the appropriations process, use of continuing resolutions (with restrictions, e.g., on new starts) and the permissible federal debt limit, could adversely affect the funding for individual programs and delay purchasing or payment decisions by our customers. In the event government funding for our significant programs becomes unavailable, or is reduced or delayed, or planned orders are reduced, our contract or subcontract under such programs may be terminated or adjusted by the U.S. Government and NATO or the prime contractor.

Significant delays or reductions in appropriations; long-term funding under a continuing resolution; an extended debt ceiling breach or government shutdown; and/or future budget and program decisions, among other items, may negatively impact our business and programs and could have a material adverse effect on our financial position, results of operations and/or cash flows.

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If we fail to establish and maintain important relationships with government agencies and prime contractors, our ability to successfully maintain and develop new business may be adversely affected.

Our reputation and relationship with the U.S. Government and NATO, and in particular with the agencies of the DoD and the intelligence community, are key factors in maintaining and developing new business opportunities. In addition, we could act as a subcontractor or in “teaming” arrangements in which we and other contractors bid together on particular contracts or programs for the U.S. Government and NATO or government agencies. We expect to continue to depend on relationships with other prime contractors for a portion of our revenue for the foreseeable future. Negative press reports regarding conflicts of interest, poor contract performance, employee misconduct, information security breaches or other aspects of our business, regardless of accuracy, could harm our reputation. Additionally, as a subcontractor or team member, we would lack control over fulfillment of a contract, and poor performance on the contract could tarnish our reputation, even when we perform as required. As a result, we may be unable to successfully maintain our relationships with government agencies or prime contractors, and any failure to do so could adversely affect our ability to maintain our existing business and compete successfully for new business.

The Company may lose the benefit of a Regulation A exemption in the event our principal place of business shifts to outside the United States or Canada.

We may lose the benefit of a Regulation A exemption in the event our principal place of business shifts to outside of the United States or Canada. Under Rule 251(b)(1) of Regulation A, an issuer is eligible to claim the Regulation A exemption only if the issuer of the securities: (1) Is an entity organized under the laws of the United States or Canada, or any State, Province, Territory or possession thereof, or the District of Columbia, with its principal place of business in the United States or Canada. Because the Company hopes to acquire NATO based defense contractors, and also establish offices in several NATO countries to help it to facilitate bidding and anticipating contracts with various NATO governments, if at any time it was adjudged that the Company’s principal place of business has shifted to any of those NATO offices, the company would become ineligible to claim the Regulation A exemption. If the Company becomes ineligible to claim the Regulation A exemption prior to raising any fund under Regulation A exemption, the Company would not be able to raise any fund under the Exemption.

If the Company becomes ineligible to claim the Regulation A exemption after it has already raised money under Regulation A, the consequences and next steps can vary depending on the specific circumstances and the stage at which the ineligibility is determined.

●	Already Completed Offering: If the company has already completed its Regulation A offering and raised funds successfully while it was eligible, the funds raised are generally not affected retroactively by the company's subsequent loss of eligibility. Investors who participated in the offering would typically retain their securities.
●	Ineligibility During an Ongoing Offering: If the company becomes ineligible while an offering is still ongoing, it may need to consider how to proceed with the offering. The company might need to stop offering securities under Regulation A and potentially refund any money collected from investors if it cannot continue under another exemption.
●	SEC Review and Consequences: The SEC may review the situation to determine if there were any violations or issues related to the company's loss of eligibility. This could potentially lead to regulatory consequences or penalties if there was non-compliance with the rules.
●	Alternative Compliance or Registration: After becoming ineligible for Regulation A, the company may need to explore alternative methods to comply with securities laws, such as registering the securities under a different provision of the Securities Act (e.g., Regulation D) or fully registering the securities with the SEC.
●	Investor Relations: The company should communicate clearly with its investors about the change in its status and how it plans to address the situation. This might involve providing information about any alternative compliance steps being pursued.

In summary, while the funds already raised under Regulation A are generally not affected retroactively by the company's loss of eligibility, there are important compliance and investor communication steps that the company must take to address the situation appropriately under securities laws and regulations.

The loss of one or more of our largest customers, programs, or applications could adversely affect our results of operations.

We would be dependent on a small number of customers for certain large programs that would represent a large portion of our revenues. For example, contract with an agency of the United States government. A significant decrease in the sales to or loss of any of these programs or our prospective customers would have a material adverse effect on our business and results of operations. No assurance can be given that those potential customers would be there when we are ready or that they will not experience financial, technical or other difficulties that could adversely affect their operations and, in turn, our prospective results of operations.

Many of the contracts we plan to submit bids for contain performance obligations that require innovative design capabilities, are technologically complex, require state-of-the-art manufacturing expertise, or are dependent upon factors not wholly within our control. Failure to meet these obligations could adversely affect our profitability and future prospects. Early termination of client contracts or contract penalties could adversely affect our results of operations.

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We plan to design, develop, and manufacture technologically advanced and innovative products and services, which would be applied by our customers in a variety of environments. Problems and delays in development or delivery as a result of issues with respect to design, technology, licensing and intellectual property rights, labor, inability to achieve learning curve assumptions, manufacturing materials or components could prevent us from meeting requirements. Either we or the customer may generally terminate a contract as a result of a material uncured breach by the other. If we breach a contract or fail to perform in accordance with contractual service levels, delivery schedules, performance specifications, or other contractual requirements set forth therein, the other party thereto may terminate such contract for default, and we may be required to refund money previously paid to us by the customer or to pay penalties or other damages. Even if we have not breached, we may deal with various situations from time to time that may result in the amendment or termination of a contract. These steps can result in significant current period charges and/or reductions in current or future revenue, and/or delays in collection of outstanding receivables and costs incurred on the contract. Other factors that may affect revenue and profitability include inaccurate cost estimates, design issues, unforeseen costs and expenses not covered by insurance or indemnification from the customer, diversion of management focus in responding to unforeseen problems, and loss of follow-on work.

If our subcontractors or suppliers fail to perform their contractual obligations, our performance and reputation as a contractor and our ability to obtain future business could suffer.

We plan to become a prime contractor. As a prime contractor, we would often rely upon other companies as subcontractors to perform work we would be obligated to perform for our customers. As we secure more work under certain of our contracts, we expect to require an increasing level of support from subcontractors that would provide complementary and supplementary services to our offerings. We would be responsible for the work performed by our subcontractors, even though in some cases we have limited involvement in that work. If one or more of our subcontractors fails to satisfactorily perform the agreed-upon services on a timely basis or violates U.S. Government and NATO contracting policies, laws or regulations, our ability to perform our obligations as a prime contractor or meet our customers’ expectations may be compromised. In extreme cases, performance or other deficiencies on the part of our subcontractors could result in a customer terminating our contract for default. A termination for default could expose us to liability, including liability for the agency’s costs of re-procurement, could damage our reputation and could hurt our ability to compete for future contracts.

We would also required to procure certain materials and parts from supply sources approved by the U.S. Government and NATO. The inability of a supplier to meet our needs or the appearance of counterfeit parts in our products could have a material adverse effect on our financial position, results of operations or cash flows.

Our earnings and profitability would depend, in part, on subcontractor and supplier performance and product availability.

We would rely on other companies to provide major components for our products. We would primarily rely on our suppliers to provide the engines and parachutes for landing the aircraft. Disruptions or performance problems caused by our subcontractors and suppliers, or a misalignment between our contractual obligations to our customers and our agreements with our subcontractors and suppliers, could have an adverse effect on our ability to meet our commitments to customers.

Our ability to perform our obligations on time could be adversely affected if one or more of our subcontractors or suppliers were unable to provide the agreed-upon products or materials or perform the agreed-upon services in a timely, compliant and cost-effective manner or otherwise to meet the requirements of the contract. Changes in economic conditions, including changes in defense budgets or credit availability, or other changes impacting a subcontractor or supplier (including changes in ownership or operations) could adversely affect the financial stability of our subcontractors and suppliers and/or their ability to perform. The inability of our suppliers to perform, or their inability to perform adequately, could also result in the need for us to transition to alternate suppliers, which could result in significant incremental cost and delay or the need for us to provide other resources to support our existing suppliers.

We could face intense competition from many competitors that have greater resources than we do, which could result in price reductions, reduced profitability or loss of market share.

We would operate in highly competitive markets and generally encounter intense competition to win contracts from many other firms, including mid-tier federal contractors with specialized capabilities, large defense contractors and IT service providers. Competition in our markets may increase as a result of a number of factors, such as the entrance of new or larger competitors, including those formed through alliances or consolidation, or the reduction in the overall number of government contracts. We may also face competition from prime contractors for whom we would serve as subcontractors or teammates if those prime contractors choose to offer customer services of the type that we would beproviding. In addition, we may face competition from our subcontractors who, from time-to-time, seek to obtain prime contractor status on contracts for which they serve as a subcontractor to us.

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Many of our competitors have greater financial, technical, marketing and public relations resources, larger customer bases and greater brand or name recognition than we do. Such competitors may be able to utilize their substantially greater resources and economies of scale to undermine our bids.

Our business is dependent upon our ability to keep pace with the latest technological changes.

The market for our services is characterized by rapid change and technological improvements. Failure to respond in a timely and cost-effective way to these technological developments would result in serious harm to our business and operating results. We have derived, and we expect to continue to derive, a substantial portion of our revenues from providing innovative engineering services and technical solutions that are based upon today’s leading technologies and that would be capable of adapting to future technologies. As a result, our success will depend, in part, on our ability to develop and market service offerings that respond in a timely manner to the technological advances of our customers, evolving industry standards and changing customer preferences.

Our business could be negatively impacted by cyber and other security threats or disruptions.

As one aspiring to become a defense contractor, we could face various cyber and other security threats, including attempts to gain unauthorized access to sensitive information and networks; insider threats; threats to the safety of our directors, officers and employees; threats to the security and viability of our facilities, infrastructure and supply chain; and threats from terrorist acts or other acts of aggression. Our customers and partners (including our supply chain and joint ventures) could face similar threats and growing requirements. Although we would utilize various procedures and controls to monitor and mitigate the risk of these threats, there can be no assurance that these procedures and controls will be sufficient. The occurrence of some of these risks may be increased due to the increase in remote working by our employees, suppliers, contractors and other third parties due to the COVID-19 pandemic. Such an incident could lead to losses or unauthorized disclosure of sensitive information or capabilities; theft or exposure of data; harm to personnel, infrastructure or products; regulatory actions; and/or financial liabilities, as well as potential damage to our reputation as a government contractor and provider of cyber-related or cyber-protected goods and services.

Cyber threats are continuously evolving and include, but are not limited to: malicious software, destructive malware, attempts to gain unauthorized access to data, disruption or denial of service attacks, and other electronic security breaches that could lead to disruptions in mission critical systems; unauthorized release of confidential, personal or otherwise protected information (our Company's information or that of our employees, customers or partners); corruption of data, networks or systems; harm to individuals; and loss of assets. In addition, we could be impacted by cyber threats or other disruptions or vulnerabilities found in products we use or in our partners’ or customers’ systems that are used in connection with our business. These events, if not prevented or effectively mitigated, could damage our reputation, require remedial actions and lead to loss of business, regulatory actions, potential liability and other financial losses.

We have a limited operating history.

Our operating history is limited. There can be no assurance that our proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that we will ever realize any significant operating revenues or that our operations will ever be profitable.

We would be dependent upon management, key personnel, and consultants to execute our business plan.

Our success is heavily dependent upon the continued active participation of our current management team led by Rafael Pinedo. The loss of Mr. Pinedo♫ could have a material adverse effect upon our business, financial condition, or results of operations. Further, our success and the achievement of our growth plans depends on our ability to recruit, hire, train, and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in our industry, and the loss of any of such persons, or an inability to attract, retain, and motivate any additional highly skilled employees required for the expansion of our activities, could have a materially adverse effect on our business. If we are unable to attract and retain the necessary personnel, consultants, and advisors, it could have a material adverse effect on our business, financial condition, or operations. However, we expect the current labor market conditions and highly competitive employee hiring and retention environment to continue.

Although we would be dependent upon certain key personnel, we do not have any key man life insurance policies on any such people.

We are dependent upon management in order to conduct our operations and execute our business plan; however, we have not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of those key personnel, management die or become disabled, we will not receive any compensation that would assist with any such person’s absence. The loss of any such person could negatively affect our business and operations.

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We would be subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value-added, net worth, property, and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there would be many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

We are not subject to Sarbanes-Oxley regulation and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary, and are not required to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing, and remediation required in order to comply with the management certification and auditor attestation requirements.

Changes in employment laws or regulations could harm our performance.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs, including labor laws of non-USA jurisdictions. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

Our bank accounts will not be fully insured.

The Company’s regular bank accounts and the escrow account for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of the Company’s banks should fail, we may not be able to recover all amounts deposited in these bank accounts.

Our business plan is speculative.

Our present business and planned business would be speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

Research and Development and Operations

Our innovative products and services incorporate advanced technologies. As a result, we invest substantial amounts in research and development activities using our own funds and under contractual arrangements with our customers, to enhance existing products and services and develop future technologies to meet our customers’ changing needs and requirements, as well as to address new business opportunities.

The Company will likely incur debt.

The Company has incurred debt in the past and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

Our expenses could increase without a corresponding increase in revenues.

Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our financial results and on your investment. Factors which could increase operating and other expenses include but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

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Computer, website, or information system breakdown could negatively affect our business.

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s financial results as well as your investment.

Changes in the economy could have a detrimental impact on the Company.

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment, and tax increases) may adversely affect customers’ confidence and willingness to spend. Any such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

Additional financing may be necessary for the implementation of our growth strategy.

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our operating plan would rely in large part upon assumptions and analyses developed by the Company. If these assumptions or analyses prove to be incorrect, the Company’s actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

●	whether the Company can obtain sufficient capital to sustain and grow its business
●	our ability to manage the Company’s growth
●	whether the Company can manage relationships with key vendors and advertisers
●	demand for the Company’s products and services
●	the timing and costs of new and existing marketing and promotional efforts and/or competition
●	the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel
●	the overall strength and stability of domestic and international economies
●	consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

Suppliers and Raw Materials

We would be dependent upon the availability of materials and major components and the performance of our suppliers and subcontractors. Some of our products require relatively scarce raw materials. In some instances, we depend upon a single source of supply or participate in commodity markets that may be subject to allocations of limited supplies by suppliers. In addition, in some cases, we must comply with specific procurement requirements, which may limit the suppliers and subcontractors we may utilize. Like other users in the U.S., we would be largely dependent upon foreign sources for certain raw materials, such as cobalt, tantalum, chromium, rhenium, nickel and titanium.

Our operations may not be profitable.

The Company may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we may experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

We may be unable to manage our growth-through or implement our expansion strategy.

We may not be able to expand the Company’s product and service offerings, the Company’s markets, or implement the other features of our business strategy at the rate or to the extent presently planned. The Company’s projected growth will place a significant strain on our administrative, operational, and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

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Our business model is evolving.

Our business model is unproven and is likely to continue to evolve. Accordingly, our initial business model may not be successful and may need to be changed. Our ability to generate significant revenues will depend, in large part, on our ability to successfully market our products to potential users who may not be convinced of the need for our products and services or who may be reluctant to rely upon third parties to develop and provide these products. We intend to continue to develop our business model as the Company’s market continues to evolve.

Manage potential future acquisitions, investments, divestitures, joint ventures and other transactions successfully, these activities could adversely affect our future financial results.

In pursuing our business strategies, we continually review, evaluate and consider potential investments, acquisitions, divestitures, joint ventures and other teaming and collaborative arrangements. We undertake to identify opportunities that will complement our existing products and services or customer base, as well as expand our offerings and business opportunities into new areas that naturally extend from our core capabilities. In evaluating such transactions, we would be required to make difficult judgments regarding the value of business opportunities, technologies and other assets, and the risks and cost of potential liabilities.

We may make acquisitions, investments, joint ventures and divestitures in the future that involve numerous risks, which if realized, may adversely affect our business and our future results.

We may make strategic acquisitions, engage in joint ventures or divest existing businesses, which could cause us to incur unforeseen expenses and have disruptive effects on our business and may not yield the benefits we expect. Any future acquisitions, investments and joint ventures may pose many risks that could adversely affect our reputation, operations or financial results, including:

●	we may not retain key employees (including those with needed security clearances), customers and business partners of an acquired business in the future;
●	we may fail to successfully integrate acquired businesses, such as failing to successfully implement IT and other control systems relating to the operations of any acquired business;
●	acquisitions normally require a significant investment of time and resources, which may disrupt our business and distract our management from other important responsibilities;
●	we may not be able to accurately estimate the financial effect of any acquisitions and investments on our business and we may not realize anticipated revenue opportunities, cost savings, or other synergies or benefits, or acquisitions may not result in improved operating performance; and
●	we may assume known as well as unknown material liabilities, legal or regulatory risks that were not identified as part of our due diligence or for which we would be unable to receive a purchase price adjustment or reimbursement through indemnification.

If any acquisitions, investments or joint ventures fail, perform poorly or their value is otherwise impaired for any reason, including contractions in credit markets and global economic conditions, our business and financial results could be adversely affected. In addition, we may periodically divest businesses, including businesses that are no longer a part of our ongoing strategic plan. These divestitures similarly require significant investment of time and resources and may disrupt our business, distract management from other responsibilities and may result in losses on disposal or continued financial involvement in the divested business, including through indemnification, guarantee or other financial arrangements, for a period of time following the transaction, which could adversely affect our financial results.

Global Supply Chain and Labor Markets.

Global supply chain and labor markets are continuing to experience high levels of disruption, causing significant materials and parts shortages, including raw material, microelectronics and commodity shortages, as well as delivery delays, labor shortages, distribution problems and price increases. Current geopolitical conditions, including sanctions and other trade restrictive activities and strained intercountry relations, are contributing to these issues. We have had difficulties procuring necessary materials, including raw materials, components and other supplies, and services on a timely basis or at all. We have also had difficulties hiring qualified personnel, particularly personnel with specialized engineering experience and security clearances. Our suppliers and subcontractors have been impacted by the same issues, as well as ongoing pandemic-related issues, compounding the shortages for us because we rely on them, sometimes as sole-source providers. In addition, as the ongoing recovery in commercial air travel continues, the anticipated increase in new aircraft deliveries and increased demand for our products and services will add to these supply chain and labor market challenges.

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Geopolitical Matters.

In response to the Russian military’s invasion of Ukraine on February 24, 2022, the U.S. government, EU, NATO countries and the governments of various jurisdictions in which we operate, including the United Kingdom, the European Union, and others, have imposed broad economic sanctions and export controls targeting specific industries, entities and individuals in Russia. The Russian government has implemented similar counter-sanctions and export controls targeting specific industries, entities and individuals in the U.S. and other jurisdictions in which we operate, including certain members of the Company’s management team and Board of Directors.

A portion of our business is classified by the U.S. Government and NATO, cannot be specifically described. The operating results of classified contracts are included in our consolidated financial statements. The business risks and capital requirements associated with classified contracts historically have not differed materially from those of our other U.S. Government contracts. However, under certain classified fixed price development and production contracts, we are unable to ensure risk of loss to government property because of the classified nature of the contracts and the inability to disclose classified information necessary for underwriting and claims to commercial insurers. Our internal controls addressing the financial reporting of classified contracts are consistent with our internal controls for our non-classified contracts. Our operations are subject to and affected by various federal, state, local and foreign environmental protection laws and regulations regarding the discharge of materials into the environment or otherwise regulating the protection of the environment. As a result of these environmental protection laws, we are involved in environmental remediation at some of our current and former facilities and at third-party-owned sites where we have been designated a potentially responsible party as a result of our prior activities and those of our predecessor companies.

Inflation

Heightened levels of inflation and the potential worsening of macro-economic conditions present risks for all companies in the defense industry, our suppliers and the stability of the broader defense industrial base. During 2022, we have experienced impacts to our labor rates and suppliers have signaled inflation related cost pressures, which will flow through to our costs and pricing.

Conflict in Ukraine

Russia’s invasion of Ukraine has significantly elevated global geopolitical tensions and security concerns. As a result, we have received increased interest for some of our products and services as countries seek to improve their security posture, particularly in Europe. In addition, security assistance provided by the U.S. government to Ukraine has created U.S. government demand to replenish U.S. and NATO stockpiles, resulting in additional and potential future orders for our products. We are beginning to see this interest result in initiation of new contract discussions, however, given the long-cycle nature of our business and current industry capacity, we do not expect a significant increase in near term sales from new contracts in response to the conflict.

Our business model is unproven and is likely to continue to evolve. Accordingly, our initial business model may not be successful and may need to be changed. Our ability to generate significant revenues will depend, in large part, on our ability to successfully market our products to potential users who may not be convinced of the need for our products and services or who may be reluctant to rely upon third parties to develop and provide these products. We intend to continue to develop our business model as the Company’s market continues to evolve.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company’s brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning our brand, products and services will depend largely on the effectiveness of our marketing efforts. Therefore, we may need to increase the Company’s financial commitment to create and maintain brand awareness. If we fail to successfully promote our brand name or if the Company incurs significant expenses promoting and maintaining our brand name, it will have a material adverse effect on the Company’s results of operations.

Our employees may engage in misconduct or improper activities.

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to our reputation.

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Limitation on director liability.

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering.

Risks Related to Regulatory, Environmental and Legal Issues

Commercial Aerospace Product Regulation.

Our commercial aerospace products are subject to regulations by the FAA, foreign aviation administration authorities and international regulatory bodies, including on production and quality systems, airworthiness and installation approvals, repair procedures and continuing operational safety. In addition, commercial aerospace regulations and regulator approaches differ across jurisdictions and changes in such regulations and implementing legislation can impact our operations.

Environmental Regulation.

Our operations are subject to and affected by environmental regulation by federal, state and local authorities in the U.S. and regulatory authorities with jurisdiction over our international operations, including with respect to the generation, treatment, storage, disposal and remediation of hazardous substances and wastes. We use hazardous substances and generate hazardous wastes in some of our operations and have incurred, and will likely continue to incur, costs associated with environmental compliance activities and management of remediation matters at sites with pollutants. A portion of these costs are eligible for future recovery through the pricing of our products and services under our contracts with the U.S. government.

Other Applicable Regulations.

We conduct our businesses through subsidiaries and affiliates in Europe and NATO Countries. As a result, our businesses and operations are subject to both U.S. and non-U.S. government laws, regulations and procurement policies and practices, including regulations relating to import-export controls, tariffs, taxes, investment, sanctions, exchange controls, anti-corruption, and cash repatriation. Our international sales are also subject to varying currency, political and economic risks. Our ability to obtain required licenses and authorizations on a timely basis or at all is subject to risks and uncertainties, including changing U.S. government laws, regulations or foreign policies, delays in Congressional action, or geopolitical and other factors.

Exports and imports of certain of our products are subject to various export control, sanctions and import regulations and may require authorization from regulatory agencies of the U.S. or other countries.

We must comply with various laws and regulations relating to the export and import of products, services and technology from and into the U.S. and other countries having jurisdiction over our operations. In the U.S., these laws and regulations include, among others, the Export Administration Regulations (EAR) administered by the U.S. Department of Commerce, the International Traffic in Arms Regulations (ITAR) administered by the U.S. Department of State, embargoes and sanctions regulations administered by the U.S. Department of the Treasury, and import regulations administered by the U.S. Department of Homeland Security and the U.S. Department of Justice. Certain of our products, services and technologies have military or strategic applications and are on the U.S. Munitions List of the ITAR, the Commerce Control List of the EAR or are otherwise subject to the EAR, and/or the U.S. Munitions Import List and we are required to obtain licenses and authorizations from the appropriate U.S. government agencies before selling these products outside of the U.S. or importing these products into the U.S. U.S. foreign policy or foreign policy of other licensing jurisdictions may affect the licensing process or otherwise prevent us from engaging in business dealings with certain individuals, entities or countries.

Geopolitical factors and changes in policies and regulations could adversely affect our business.

Our international sales and operations are sensitive to changes in foreign national priorities, foreign government budgets, and regional and local political and economic factors, including volatility in energy prices or supply, political or civil unrest, changes in threat environments and political relations, geopolitical uncertainties, and changes in U.S. foreign policy.

We depend on our intellectual property and have access to certain third party intellectual property; infringement or failure to protect our intellectual property or access to third party intellectual property could adversely affect our future growth and success.

We rely on a combination of patents, trademarks, copyrights, trade secrets, nondisclosure agreements, IT security systems, internal controls and compliance systems and other measures to protect our intellectual property. We also rely on nondisclosure agreements, confidentiality obligations in contracts. We are subject to litigation, environmental, anti-corruption and other legal and compliance risks. We are subject to a variety of litigation and legal compliance risks. These risks relate to, among other things, product safety and reliability, personal injuries, intellectual property rights, contract-related claims, government contracts, taxes, environmental matters, export control, employment matters, competition laws and laws governing improper business practices. We or one of our businesses could be charged with wrongdoing as a result of such matters. If convicted or found liable, we could be subject to significant fines, penalties, repayments, or other damages (in certain cases, treble damages). Product recalls and product liability and warranty claims can result in significant damages and costs, including fines as well as other harm to our business as discussed above.

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We are subject to substantial risk of litigation and regulatory proceedings and may face significant liabilities and damage to our financial position as a result of litigation.

From time to time we, have been and may be subject to litigation, including securities class action lawsuits by stockholders, as well as class action lawsuits either directly or derivatively. For example, on August 16, 2022, the Company was informed about a court order against the Company emanating from litigation actions of the Company’s previous management. The court order created a $2,202,702.75 liability against the Company. While the court order has been appealed promptly, and the Company’s Attorney believes the award would be overturned, the Company expresses no assurance or guarantee that the liability would be overturn at the appeal. Although the company did not voluntarily initiate the legal action, it was nonetheless dragged into it because it was a derivative action brought by two shareholders against two of the former officers of the company. Any private lawsuits brought against us and resulting in a finding of substantial legal liability could materially adversely affect our business, financial condition or results of operations or cause significant financial harm to us, which could seriously harm our business.

We may be unsuccessful in our attempts to appeal the judgment liability as ordered by the District Court of Clark County, Nevada, and Litigation related to the appeal process could substantially reduce our profitability and could severely impair our liquidity.

Although the company has appealed the judgment on March 03, 2023, at the Nevada Supreme Court No. 85378, there are no assurances that the appeal would be successful. We could lose the appeal and still be subject to the judgment liability identified above. If we fail to overturn the judgment, the company would automatically become insolvent because it does not have the cash or assets with which to payoff the liability. We anticipate that court cases will take some time to be decided. It is possible that our consolidated results of operations, cash flows or financial position could be materially adversely affected by an unfavorable outcome or settlement of certain pending litigation.

Risks Related to this Offering and Investment

We may undertake additional equity or debt financing that would dilute the shares in this offering.

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An investment in the Shares is speculative and there can be no assurance of any return on any such investment.

An investment in the Company’s Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares are offered on a “Best Efforts” basis, and we may not raise the Maximum Amount being offered.

Since we are offering the Shares on a “best efforts” basis, there is no assurance that we will sell enough Shares to meet our capital needs. If you purchase Shares in this Offering, you will do so without any assurance that we will raise enough money to satisfy the full Use Of Proceeds To Issuer which we have outlined in this Offering Circular or to meet our working capital needs.

If the maximum offering is not raised, it may increase the amount of long-term debt or the amount of additional equity we need to raise.

There is no assurance that the maximum number of Shares in this Offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

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New investors and old investors are likely to experience substantial dilution of their holdings if and when the holder of our $450,000 Convertible Note outstanding decided to convert some or all of the Note to the common stock of the Company.

It should be noted that on March 22, 2022, pursuant to an agreement to purchase the control block of CAMG at a future date in exchange to for a payment of $450,000, secured and memorialized in a convertible note of $450,000. The convertible note could convert at the discretion of the holder at $0.01 per share. It has a 2 years term with 5% interest rate. Both principal and interest payments are deferred until maturity, or whenever the Company decide to off the Note. At the request of the Noteholder, the Company is required to increase the number of shares it is authorized to issue to the amount needed to accommodate the conversion of the Note. The Company would experience additional dilutions if and when the holder of its 5% Convertible Notes chose to convert. Below is the analysis of the dilutive impact of such conversion of the $450,000 Note. The Note could be converted for a total of 47,500,000 of the Company’s common stock.

We have not paid dividends in the past and do not expect to pay dividends in the future, so any return on investment may be limited to the value of our shares.

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

We may not be able to obtain additional financing.

Even if we are successful in selling the maximum number of Shares in the Offering, we may require additional funds to continue and grow our business. We may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for growth and implementation of our strategy which could seriously harm our business, financial condition and results of operations. If we need additional funds, we may seek to obtain them primarily through additional equity or debt financing. Those additional financing could result in dilution to our current shareholders and to you if you invest in this Offering.

The offering price has been arbitrarily determined.

The offering price of the Shares has been arbitrarily established by us based upon our present and anticipated financing needs and bears no relationship to our present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The management of the Company has broad discretion in the application of proceeds.

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An investment in our Shares could result in a loss of your entire investment.

An investment in the Company’s Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There is no assurance that we will be able to pay dividends to our Shareholders.

While we may choose to pay dividends at some point in the future to our shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

Sales of a substantial number of shares of our stock may cause the price of our stock to decline.

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity related securities at a time and at a price that we deem reasonable or appropriate.

We have made assumptions in our projections and in Forward-Looking Statements that may not be accurate.

The discussions and information in this Offering Circular may contain both historical and “forward- looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us. We have attempted to identify, in context, certain of the factors we believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

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You should be aware of the long-term nature of this investment.

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

The Shares in this Offering have no protective provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a ‘liquidation event’ or ‘change of control’ the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You will not have a significant influence on the management of the Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers, or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by the managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

There is no guarantee of any return on your investment.

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL THE RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

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DETERMINATION OF OFFERING PRICE

The Offering Price will be determined after qualification pursuant to Rule 253(b). The Offering Price will be arbitrarily determined and is not meant to reflect a valuation of the Company.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all the Shares in this Offering are fully subscribed to and sold, the Shares offered herein will constitute approximately 84.8% of the total Shares of common stock of the Company. The Company anticipates that, subsequent to this Offering, the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future capital raising, or conversion of existing convertible debt or Preferred Stock will further dilute the percentage ownership of the Shares sold herein by the Company.

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of December 31, 2023, was $($55,937). Historical net tangible book value per share equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified. Net tangible book value per share is an estimate based on the net tangible book value as of December 31, 2023, and 25,295,000 shares of common stock outstanding as of the date of this Offering Circular.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Shares offered for sale in this Offering (before deducting our estimated offering expenses of $300,000) at the maximum offering price of $0.01 per share:

Funding Level	100%	75%	50%	25%
Gross Proceeds	$6,000,000	$4,500,000	$3,000,000	$1,500,000
Offering Price	$0.01	$0.01	$0.01	$0.01
Net Tangible Book Value per Share of Common Stock before this Offering	($0.0255)	($0.0255)	($0.0255)	($0.0255)
Increase in Net Tangible Book Value per Share Attributable to New Investors in this Offering	0.0044	0.00423	0.00393	0.00323
Net Tangible Book Value per Share of Common Stock after this Offering	$0.0024	$0.00082	($0.0017)	($0.0060)
Dilution per share to Investors in the Offering	($0.0076)	($0.0092)	($0.0117)	($0.0160)

 The Company used the upper end of the $0.005 to $0.01 price range to estimate the aggregate offering price.

It should be noted that on March 22, 2022, pursuant to an agreement to purchase the control block of CAMG preferred shares in exchange to cash payment of $450,000, secured and memorialized in a convertible note of $450,0000, Alpharidge agreed to sell, and transfer control of CAMG to Technomeca Defense, Inc., a Texas aerospace company controlled by Mr. Rafael Pinedo. The convertible note could convert at the discretion of the holder at $0.001 per share. It has a 2 years term with 5% interest rate. Both principal and interest payments are deferred until maturity, or whenever the Company decide to off the Note. At the request of the Noteholder, the Company is required to increase the number of shares it is authorized to issue to the amount needed to accommodate the conversion of the Note.

The Company would experience additional dilutions if and when the holder of its 5%Convertible Notes chose to convert. Below is the analysis of the dilutive impact of such conversion of the $450,000 Note.

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Funding Level	100%	75%	50%	25%
Gross Proceeds	$6,000,000	$4,500,000	$3,000,000	$1,500,000
Offering Price	$0.01	$0.01	$0.01	$0.01
Net Tangible Book Value per Share of Common Stock before this Offering Assuming the $450,000 Note was converted into 450,000,000 shares of common stock	($0.0255)	($0.0255)	($0.0255)	($0.0255)
Increase in Net Tangible Book Value per Share Attributable to New Investors in this Offering	0.0044	0.00423	0.00393	0.00323
Net Tangible Book Value per Share of Common Stock after this Offering	$0.0051	$0.00452	$0.0037	$0.0026
Dilution per share to Investors in the Offering	($0.0049)	($0.0055)	($0.0063)	($0.0074)

There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters, and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to $6,000,000 in Shares of Common Stock. The Offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Subscribers have no right to a return of their funds. The Company may terminate the offering at any time for any reason at its sole discretion and may extend the Offering past the termination date of 365 days from the date of qualification by the Commission in the absolute discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act. None of the Shares being sold in this Offering are being sold by existing securities holders.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved, and the Company will receive the proceeds directly from any subscription. You will be required to complete a subscription agreement in order to invest.

All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s Chief Executive Officer or by specific resolution of our board of directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from request by the purchaser; otherwise, purchasers’ shares will be noted and held on the book records of the Company.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers.

At this time no broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), is being engaged as an underwriter or for any other purpose in connection with this Offering. This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 365 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

This is an offering made under “Tier II” of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such people. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker dealers and other people participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

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The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

OTC Markets Considerations

The OTC Markets is separate and distinct from the New York Stock Exchange and Nasdaq stock market or other national exchanges. Neither the New York Stock Exchange nor Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and Nasdaq-listed securities.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $6,000,000. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $5,700,000 after the payment of offering costs of $300,000 for such expense as printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

The management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, the management of the Company intends to use substantially all of the net proceeds for general working capital and acquisitions. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay ongoing business expenses.

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USE OF PROCEEDS

Assuming $0.01 Offering Price (Max)	10%	25%	50%	75%	100%
Aerospace, Drones, & Robotics Business Acquisition	$174,000	$735,000	$1,920,000	$3,105,000	$4,290,000
Payroll - Employees and Officers	$40,000	$100,000	$200,000	$300,000	$400,000
General & Administrative Expense	$28,000	$70,000	$140,000	$210,000	$280,000
Working Capital	$28,000	$70,000	$140,000	$210,000	$280,000
Debt Repayment	$300,000	$450,000	$450,000	$450,000	$450,000
Offering Expenses	$30,000	$75,000	$150,000	$225,000	$300,000
Total	$600,000	$1,500,000	$3,000,000	$4,500,000	$6,000,000

Assuming $0.008 Offering Price (Mid)	10%	25%	50%	75%	100%
Aerospace, Drones, & Robotics Business Acquisition	$147,200	$458,000	$1,446,000	$2,454,000	$3,422,000
Payroll - Employees and Officers	$24,000	$120,000	$160,000	$180,000	$240,000
General & Administrative Expense	$22,400	$56,000	$112,000	$168,000	$224,000
Working Capital	$22,400	$56,000	$112,000	$168,000	$224,000
Debt Repayment	$240,000	$450,000	$450,000	$450,000	$450,000
Offering Expenses	$24,000	$60,000	$120,000	$180,000	$240,000
Total	$480,000	$1,200,000	$2,400,000	$3,600,000	$4,800,000

Assuming $0.005 Offering Price (Min)	10%	25%	50%	75%	100%
Aerospace, Drones, & Robotics Business Acquisition	$100,600	$251,500	$803,000	$1,399,500	$2,026,000
Payroll - Employees and Officers	$12,000	$30,000	$60,000	$120,000	$150,000
General & Administrative Expense	$11,200	$28,000	$56,000	$84,000	$112,000
Working Capital	$11,200	$28,000	$56,000	$84,000	$112,000
Debt Repayment	$150,000	$375,000	$450,000	$450,000	$450,000
Offering Expenses	$15,000	$37,500	$75,000	$112,500	$150,000
Total	$300,000	$750,000	$1,500,000	$2,250,000	$3,000,000

(1)	$450,000 convertible promissory note issued to Rafael Pinedo due 03/23/2024.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

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In the event we do not sell all the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. No assurances can be provided that any milestone represented herein will be achieved. Future events, including changes in the economic or competitive conditions of our business plan or the completion of less than the total Offering amount, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the Offering as unanticipated events or opportunities arise. Additionally, the Company may from time to time need to raise more capital to address future needs.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

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DESCRIPTION OF BUSINESS

Organization and History

CAM Group, Inc., a Nevada corporation, seeks to operates as Consolidated Aerospace Manufacturing Defense Group, and serves the military defense, government, and commercial customers around the world with the ability to rapidly mitigate threats faster than ever before, suporting national security, finance, and technology. Leaders on Critical Infrastructure and Key Resources (CIKR), Protection Encryption and Cybersecurity; Intelligence, Surveillance, and Reconnaissance (ISR).

CAM Group, Inc., formerly known as “RT Technologies, Inc.”, was originally incorporated as Savannah River Technologies, Inc. under the laws of the State of South Carolina on March 2, 1995. On July 20, 2007, the Company formed a corporation pursuant to the laws of the State of Nevada. On August 11, 2007, the stockholders of the Company approved a change of corporate domicile which resulted in the dissolution of the South Carolina Corporation and the Company became domiciled in the State of Nevada. On September 13, 2012, the Company changed its name to CAM Group Inc. (“CAMG”) to more accurately reflect its business after a stock exchange transaction set forth below.

The company previously had business dealings with several Chinese businesses prior to abandoning its businesses, operations and subsidiaries by 2015 (“Abandonment”). Prior to the abandonment, on April 17, 2012, CAMG acquired in an all-stock transaction, China Agriculture Media Group Co., Ltd, which was incorporated on March 30, 2011 under the laws of Hong Kong. During the same period, CAMG also established CAM Hebei as a China-based domestic enterprise and wholly owned subsidiary. Furthermore, prior to the abandonment, CAMG tried unsuccessfully, to build its core business in advertising, wholesale and retail sales and is analyzing new market opportunities that would allow management to strategically expand into additional profitable and synergistic markets.

By 2015, the Company had abandoned its business and failed to take steps to dissolve, liquidate and distribute its assets. By August 18, 2015, the Company filed Form 15-12G with the SEC to terminate its reporting obligations under the 1934 Act. After their March 31, 2015 quarterly reports, filed on May 20, 2015, the Company stopped all forms of making public report of its operation and financial results. It had also failed to meet the required reporting requirements with the Nevada Secretary of State, hold an annual meeting of stockholders and pay its annual franchise tax from 2015 to 2021 which resulted in its Nevada charter being revoked.

Following the abandonment, the company lost all of its assets and subsidiaries including those assets and subsidiaries located in China and Hong Kong, PRC. On June 4, 2021, a shareholder filed a petition for custodianship, with the District Court, Clark County, Nevada and was appointed as the custodian of the Company on June 29, 2021. as at the time of the initiation of the custodianship. As of the date of the custodianship petition filing, the company had no assets and no existing subsidiary.

Following the grant of custodianship on June 29, 2021, the Company’s Nevada charter was reinstated immediately, and all required reports were filed with the State of Nevada soon after. The Company remains active as of the date of this report and is currently taking steps to provide adequate current public information to meet the requirements under the Securities Act of 1933. The custodian was not able to recover any of the Company’s accounting records from previous management but was able to get the shareholder information hence the Company’s outstanding common shares were reflected in the equity section of the accompanying unaudited financial statements for fiscal year ended 2022 and 2021.

On May 17, 2021, Alpharidge Capital, LLC, a shareholder of the Company, served a demand to the Company, at last address of record, to comply with the Nevada Secretary of State statues N.R.S. 78.710 and N.R.S. 78.150. On June 4, 2021, a petition was filed against the Company in the District Court of Clark County, Nevada, entitled “In the Matter of CAM Group, Inc., a Nevada corporation” under case number A-21-835793-C by Alpharidge Capital, LLC, along with an Application for Appointment of Custodian, after several attempts to GET prior management to reinstate the Company’s Nevada charter, which had been revoked.

On June 03, 2021, the District Court of Clark County, Nevada entered an Order Granting Application for Appointment of Alpharidge Capital, LLC (the “Order”), as Custodian of the Company. Pursuant to the Order, the Alpharidge Capital, LLC (the “Custodian”) has the authority to take any actions on behalf of the Company, that are reasonable, prudent or for the benefit of pursuant to, including, but not limited to, issuing shares of stock and issuing new classes of stock, as well as entering in contracts on behalf of the Company. In addition, the Custodian, pursuant to the Order, is required to meet the requirements under the Nevada charter.

On June 29, 2021 the Custodian sold to itself, four (4) million shares of the Preferred Stock, at par value of $0.001, in exchange for $15,000 which the Company used to fund the reinstatement of the Company with the State of Nevada, settlement of the Stock Transfer Agent’s balance. The Series A Preferred Stock has 80% voting rights over all classes of stock. CED Capital also undertook to make all reasonable efforts to provide adequate current public information to meet the requirements under the Securities Act of 1933.

On June 29, 2021, the Custodian appointed Frank I Igwealor, who is associated to Alpharidge Capital, LLC., as the Company’s sole officer, secretary, treasurer and director.

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The purchaser of four (4) million shares of Series A Preferred Stock has control of the Company through super voting rights over all classes of the Company’s common stock. However, the court appointed control still remains with the Custodian until the Custodian files a petition with the District Court of Clark County, Nevada to relinquish custodianship and control of the Company.

On June 28, 2021, the Company filed a Certificate of Revival with the Secretary State of the State of Nevada, which reinstated the Company’s charter and appointed a new Resident Agent in Nevada.

On March 22, 2022, Alpharidge Capital, LLC., the holder four (4) million shares of Series A Preferred Stock of the Company entered into an agreement to sell the shares to Technomeca Defense, Inc., a Texas aerospace company controlled by Mr. Rafael Pinedo. Mr. Pinedo operates an amalgamated Defense and Aerospace operations/assets with the business headquartered at 5900 Balcones Drive, Suite 100, Austin, TX 78731, Texas. Mr. Pinedo was appointed the Company’s President and CEO. As part of his future plan for the company, Mr. Pinedo envisaged making multiple major acquisitions in the United States. Additionally, he also plans to make smaller and minor acquisitions from NATO countries to give the company some global reach within the NATO defense spectrum. One of the minor potential future acquisition identified by Mr. Pinedo is Technomeca Aerospace, Inc. An Austin Texas company with a subsidiary operation in Spain located at Mendelu Kalea, 53, 20300 Hondarribia, Gipuzkoa, Spain.

Although the company is optimistic that it could acquire Technomeca Aerospace, Inc. As one of its subsidiaries, there is no guarantee that the acquisition will go through. The company has not entered into a binding acquisition agreement or a binding letter of intent with Technomeca Aerospace, Inc.

On August 16, 2022, the Company was informed about a court order against the Company emanating from litigation actions of the Company’s previous management. The court order created a $2,202,702.75 liability against the Company. While the court order has been appealed promptly, and the Company’s Attorney believes the award would be overturned, the Company expresses no assurance or guarantee that the liability would be overturn at the appeal.

The appeal was filed on March 03, 2023, at the Nevada Supreme Court No. 85378, by the Law Offices of Gordinier Kang & Kim, LLP and Lemons, Grundy & Eisenberg. Not withstanding the assurances of the attorneys about the appeal, we could lose the appeal and still be subject to the judgment liability identified above. If we fail to overturn the judgment, the company would automatically become insolvent because it does not have the cash or assets with which to payoff the liability.

The judgment was issued by the District Court of Clark County, Nevada.

The plaintiffs in the litigation that resulted in judgment against the company were two of the company’s shareholders. Even though it was a derivative action, the company had no current or prior relationship with the plaintiffs other than that they are shareholders of the company. They were acting independent of the company.

The initial suit was a derivative action brought by Capital Advisor. LLC, a Utah limited liability company and Danzig, Ltd., a North Carolina corporation, individually and derivatively on behalf of nominal defendant CAM Group as plaintiff, against the defendants who were previously senior management of CAM Group. Somewhere between discovery and the court date, defendant had offered a settlement which was rejected by the plaintiffs.

The counter-claim by defendants was for Attorney fees and other cost as a consequence of the plaintiffs’ failure to obtain a more favorable outcome than the settlement previously offered to the plaintiffs by the defendants.

The judgment from the District Court of Clark County, Nevada was related to a derivative action by Capital Advisor. LLC, a Utah limited liability company and Danzig, Ltd., a North Carolina corporation, individually and derivatively on behalf of nominal defendant CAM Group as plaintiff. The derivative action was against two of the company’s previous management namely Wei Xuan Luo and Wei Heng Cai as defendants. However, the judgment awarded Attorney Fees and Cost to the Defendants against the plaintiff. The court found that plaintiff had previously rejected defendant valid offers in the amount of $300,000 and $30,000 respectively, and pursued the litigation. Court found that the rejection of the offer without obtaining a more favorable judgement entitled the offeror of post-offer cost and expenses recovery from the offeree under NRCP 68(f).

Going Concern: The financial statements attached to this Offering Circular have been prepared assuming that the company will continue as a going concern which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. For the 12 months ended December 31, 2023, the Company has incurred a net loss of $$55,937 from operations. We had an accumulated deficit of $$55,937 as of December 31, 2023. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. Upon qualification of this Offering by the SEC Staff, the Company will begin to raise capital through as outlined in this Regulation A Offering Circular. Additionally the Company plan to implement cost-cutting measures and restructuring the businesses it hopes to acquire if and when this Offering has successfully raised enough money to make acquisitions. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

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Current Operations

The company’s current operations comprise of business planning, research and development, and identification of potential acquisition targets. Presently, the Company has completed its business plan to become a defense contractor, that aims to provide cutting-edge defense solutions to government and military clients worldwide; with a focus on innovation, quality, and reliability, we aim to become a trusted partner in the defense industry.

Products and Services:

Based on our research and development, the we believe that our projected aerospace defense contractor business will offer a range of products and services tailored to meet the specific needs of defense organizations:

●  Defense Systems and Equipment: Design, development, and production of advanced defense systems, including missiles, aircraft, unmanned aerial vehicles (UAVs), and electronic warfare systems.

●  Maintenance and Upgrades: Comprehensive maintenance, repair, and upgrade services to ensure the operational readiness and longevity of defense equipment.

●  Consulting and Training: Expert consultancy services for defense strategy, technology integration, and training programs to enhance the capabilities of military personnel.

Market Analysis:

●  Target Market: Government and military organizations globally that require state-of-the-art defense solutions.

●  Industry Analysis: Evaluation of the current aerospace defense market, including market size, growth trends, and major competitors.

●  Competitive Advantage: Identify key factors that differentiate our company, such as technological innovation, expertise, and cost-effectiveness.

Marketing and Sales Strategy:

●  Branding and Positioning: Develop a strong brand identity and positioning that emphasizes our commitment to cutting-edge technology, reliability, and customer satisfaction.

●  Marketing Channels: Utilize a mix of traditional and digital marketing channels to reach potential clients, including industry conferences, trade shows, online advertising, and social media.

●  Sales Approach: Implement a consultative sales approach, building long-term relationships with clients by understanding their needs and providing tailored solutions.

●  Strategic Partnerships: Form alliances with complementary technology providers and industry leaders to expand our reach and offer comprehensive solutions.

Operations and Manufacturing:

●  Facilities: Establish state-of-the-art facilities for research and development, engineering, manufacturing, and testing, adhering to industry standards and regulations.

●  Supply Chain Management: Develop a robust supply chain network to ensure the timely procurement of high-quality materials, components, and subsystems.

●  Quality Assurance: Implement rigorous quality control processes to meet or exceed industry standards and achieve customer satisfaction.

●  Intellectual Property: Safeguard intellectual property rights through patents, trademarks, and trade secrets, ensuring our competitive advantage is protected.

Management and Team:

We intends to assemble a team of experienced professionals with expertise in aerospace engineering, defense technology, project management, and business development to assist us in build the operations of the company. As of the date of this Offering Circular, the Company has 3 employees, including its officers, of which 2 are full-time. There is no collective agreement between the Company and its employees. The employment relationship between employees and the Company is individual and standard for the industry. The success of this Offering will help the Company to staff up its operations as needed.

In view of the above, the Company plans to hire qualified and competent hands to occupy the following positions;

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  Chief Operating Officer
  Human Resources and Admin Manager
  Sales and Marketing Executive
  Accountant
  Acquisitions Executive

All new hiring would be limited to the success of this offering and our budgeted amount for headcount.

Property

We maintain an administrative head office at 5900 Balcones Drive, Suite 100, Austin, TX 78731. These facilities and office space are sufficient for our current needs.

Website

https://camgdefense.com

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include but are not limited to changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

CAM Group, Inc., a Nevada corporation, intends to serve the military defense, government, and commercial customers with the ability to mitigate threats, supporting national security, finance, and technology architecture. Provide Critical Infrastructure and Key Resources (CIKR), Protection Encryption and Cybersecurity; Intelligence, Surveillance, and Reconnaissance (ISR). The company aims to provide defense solutions to government and military clients worldwide.

Our Strategy

Our strategy would entail becoming a technology, systems and products provider to the U.S. and NATO Defense, National Security and commercial markets by using internally funded research to develop, relevant offerings at an affordable cost. In executing our strategy, CAMG plans to utilize proven technology, which we could modify, adopt, change, integrate and apply to address market opportunities that we identify jointly with our customers. This approach would allows us to rapidly develop and field relevant offerings, while reducing technical, schedule and financial risk. CAMG would also capitalize on affordability of its technology, which we believe would be a critical element of the successful execution of our strategy in the Aerospace, Defense and National Security industry. Additionally, whenever there is a defense/security/commercial “dual use” opportunity for our technology, products and systems, we plan to leverage the this opportunity with increased efficiencies and cost-reduction opportunity via increased quantities provided to dual or multiple markets.

Going Concern: The financial statements attached to this Offering Circular have been prepared assuming that the company will continue as a going concern which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. For the 12 months ended December 31, 2023, the Company has incurred a net loss of $10,846 from operations. We had an accumulated deficit of $66,783 as of December 31, 2023. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. Upon qualification of this Offering by the SEC Staff, the Company will begin to raise capital through as outlined in this Regulation A Offering Circular. Additionally the Company plan to implement cost-cutting measures and restructuring the businesses it hopes to acquire if and when this Offering has successfully raised enough money to make acquisitions. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Products and Services:

Based on our research and development, the we believe that our projected aerospace defense contractor business will offer a range of products and services tailored to meet the specific needs of defense organizations:

●  Defense Systems and Equipment: Support for design, development, and production of advanced defense systems, including missiles, aircraft, unmanned aerial vehicles (UAVs), and electronic warfare systems.

●  Maintenance and Upgrades: Support for comprehensive maintenance, repair, and upgrade services to ensure the operational readiness and longevity of defense equipment.

●  Consulting and Training: Consultancy services for defense strategy, technology integration, and training programs to enhance the capabilities of military personnel.

On August 16, 2022, the Company was informed about a court order against the Company emanating from litigation actions of the Company’s previous management. The court order created a $2,202,702.75 liability against the Company. While the court order has been appealed promptly, and the Company’s Attorney believes the award would be overturned, the Company expresses no assurance or guarantee that the liability would be overturn at the appeal.

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The appeal was filed on March 03, 2023, at the Nevada Supreme Court No. 85378, by the Law Offices of Gordinier Kang & Kim, LLP and Lemons, Grundy & Eisenberg. Not withstanding the assurances of the attorneys about the appeal, we could lose the appeal and still be subject to the judgment liability identified above. If we fail to overturn the judgment, the company would automatically become insolvent because it does not have the cash or assets with which to payoff the liability.

The judgment was issued by the District Court of Clark County, Nevada.

The plaintiffs in the litigation that resulted in judgment against the company were two of the company’s shareholders. Even though it was a derivative action, the company had no current or prior relationship with the plaintiffs other than that they are shareholders of the company. They were acting independent of the company.

The initial suit was a derivative action brought by Capital Advisor. LLC, a Utah limited liability company and Danzig, Ltd., a North Carolina corporation, individually and derivatively on behalf of nominal defendant CAM Group as plaintiff, against the defendants who were previously senior management of CAM Group. Somewhere between discovery and the court date, defendant had offered a settlement which was rejected by the plaintiffs.

The counter-claim by defendants was for Attorney fees and other cost as a consequence of the plaintiffs’ failure to obtain a more favorable outcome than the settlement previously offered to the plaintiffs by the defendants.

The judgment from the District Court of Clark County, Nevada was related to a derivative action by Capital Advisor. LLC, a Utah limited liability company and Danzig, Ltd., a North Carolina corporation, individually and derivatively on behalf of nominal defendant CAM Group as plaintiff. The derivative action was against two of the company’s previous management namely Wei Xuan Luo and Wei Heng Cai as defendants. However, the judgment awarded Attorney Fees and Cost to the Defendants against the plaintiff. The court found that plaintiff had previously rejected defendant valid offers in the amount of $300,000 and $30,000 respectively, and pursued the litigation. Court found that the rejection of the offer without obtaining a more favorable judgement entitled the offeror of post-offer cost and expenses recovery from the offeree under NRCP 68(f).

Results of Operations

The years ended December 31, 2023, and 2022.

For the years ended December 31, 2023, and 2022, the Company generated $0 in revenues, respectively.

Operating expenses for the years ended December 31, 2023, and 2022 were $10,846 and $55,937 respectively. The change in Operating expenses was due to the restart of the company’s business after the new management had revived its Nevada Charter.

Net Loss for the years ended December 31, 2023, and 2022 was $10,846 and $55,937, respectively. The change in Net Loss was due to the initial bulk expenses to reinstate the company’s charter and clear delinquent balance with the Transfer Agents following the recommencement of the Company’s business plan implementation following the revival of the Company’s charter.

Liquidity and Capital Resources

Net cash used in operating activities for the years ended December 31, 2023, and 2022 was $10,846 and $55,937, respectively.

Net cash provided by or used in investing activities for the years ended December 31, 2023, and 2022 was $0 and $0, respectively.

Net cash provided by financing activities for the years ended December 31, 2023, and 2022 was $10,846 and $63,187, respectively.

As of December 31, 2023, we had $7,250 in cash to fund our operations.

Going Concern

The financial statements attached to this Offering Circular have been prepared assuming that the company will continue as a going concern which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. For the 12 months ended December 31, 2023, the Company has incurred a net loss of $10,846 from operations. We had an accumulated deficit of $66,783 as of December 31, 2023. It is the management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. The Company will begin to raise capital through private has been implementing cost-management measures and restructuring or setting up payment plans with vendors and service providers and has restructured some obligations. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

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placements of common stock and is planning an offering of common stock under Regulation A. Additionally the Company

Critical Accounting Policies

The discussion and analysis of the Company’s financial condition and results of operations are based upon the Company’s condensed financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses. In consultation with the Company’s Board of Directors, management has identified in the accompanying financial statements the accounting policies that it believes are key to an understanding of its financial statements. These are important accounting policies that require management’s most difficult, subjective judgments.

Recently Issued Accounting Pronouncements

The Company does not believe that any other recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Off-Balance Sheet Arrangements

As of the date of this Offering Circular, there were no off-balance sheet arrangements.

Subsequent Material Events

None.

Financial Risk Management

We do not have financial derivatives or contracts that may impact our operations.

Interest Rate Risk

We do not have a debt or payable with a variable interest rate. Hence, we currently do not have an interest rate risk that would directly impact our operations.

Twelve Months Plan of Operation

The Company intends to engage in Aerospace and Defense contracting, consulting and manufacturing. With about $7,250 in cash on hand, during the first stages of our business plan execution (until we raise $1 million or more), our officers and directors without pay, will provide all of the labor required to execute our business plan at our current location. Our officers will be devoting at least 15 hours per week to our operations. Depending on how much funds we would be able to secure, we also plan to start Once we reach this threshold (raising $1 million), our officers have agreed to commit more time as required, plus additional stuff could be hired to execute our business plan.

The first plan of expansion would be based on the success of this offering. Due to the speed of growth and how much we need to cover to achieve our goals, this Offering would go a long way to help us to achieve the visions of our management and the board of directors.

This will enable us to carry out our carefully weighed expansions plans of Aerospace and Defense Manufacturing business acquisition ans expansion.

Within the next twelve months, we intend to use the first $1 million we could raise to hire employees and engage in extraction and trading of mineral resources as articulated.

We intend to implement the following tasks within the next twelve months:

  Month 1-3: Phase 1 (1-3 months in duration; $600,000 to $1 million in estimated fund receipt)
    Acquire and expand Technomeca Defense scale and capacity
    Hire needed staff to implement our business plan.
    Conduct due diligence on additional acquisitions and business combinations and get things ready for implementation
  Month 3-6 Phase 2 (1-3 months in duration; quality control, process establishment, admin & mngt.).
    Establish accounting and finance systems, synchronization of their operating systems, and human resources functions.
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    Sell additional $2 million of offering and use the proceeds to effectuate our business plan.
    Complete and file quarterly reports and other required filings for the quarter
  Month 6-9: Phase 3 (1-3 months in duration; $2 million in estimated fund receipt)
    Acquire more Aerospace and Defense Manufacturing business
    Engage new stakeholders in the industry for potential partnerships
    Continue implementing the business plan by consolidation of operations of acquired businesses
  Month 9-12: Phase 4 (1-3 months duration; $1 million in estimated fund receipt)
    Continue due diligence on additional acquisitions and business combinations and get things ready for implementation.
    Integration and consolidation of acquired businesses, generating revenue, giving employees a conducive and friendly workplace and add value to investors and shareholders by identifying and executing growth strategies
  Operating expenses during the twelve months would be as follows:
    For the six months through January 31, 2025, we anticipate to incur general and other operating expenses including payroll and officers compensation of $340,000.
    Six months through July 31, 2025 we anticipate to incur additional general and other operating expenses including payroll and officers compensation of $340,000.
    Once we have completed the integration of acquired businesses, we plan to fund ongoing operating expenses using cashflow from the acquired businesses’ operations.

As noted above, the execution of our current plan of operations requires us to raise significant additional capital immediately. If we are successful in raising capital through the sale of shares offered for sale in this Offering Circular we believe that the Company will have sufficient cash resources to fund its plan of operations for the next twelve months. If we are unable to do so, our ability to continue as a going concern will be in jeopardy, likely causing us to curtail and possibly cease operations.

We continually evaluate our plan of operations discussed above to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations. The inability to secure additional capital would have a material adverse effect on us, including the possibility that we would have to sell or forego a portion or all of our assets or cease operations. If we discontinue our operations, we will not have sufficient funds to pay any amounts to our stockholders.

Because our working capital requirements depend upon numerous factors there can be no assurance that our current cash resources will be sufficient to fund our operations. At present, we have no committed external sources of capital, and do not expect any significant service revenues for the foreseeable future. Thus, we will require immediate additional financing to fund future operations. There can be no assurance, however, that we will be able to obtain funds on acceptable terms, if at all.

The Company evaluated subsequent events that have occurred after the balance sheet date of December 31, 2023, and up through the date of this Offering Circular. There are two types of subsequent events: (i) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (ii) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The Company has determined that there are no additional events that would require adjustment to or disclosure in the attached financial statements.

Credit Facilities and Accounts Payable

We do not have any credit facilities or other access to bank credit. We do not have any trade account that could allow us to purchase supplies and equipment on credit as at August 5, 2024.

Capital Expenditures

We do not have any contractual obligations for ongoing capital expenditures at this time. We may, however, purchase lands, real properties, equipment and software necessary to conduct our business on an as needed basis.

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Contractual Obligations, Commitments and Contingencies

As of the date of this Offering Circular, we do not have any contractual obligations, commitments or contingencies.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

As a company that intend to provide Defense and Aerospace support and related services to customers in the United States and NATO countries, we may typically be exposed to market risk of the sort that may arise from changes in interest rates. However, since we have not started our planned acquisition and product buildout, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Relaxed Ongoing Reporting Requirements

Upon the completion of this Offering, we may elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act”) under the reporting rules set forth under the Exchange Act. As defined in the JOBS Act, an emerging growth company is defined as a company with less than $1.0 Billion in revenue during its last fiscal year. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies.

For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies,” including but not limited to:

	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

If we are required to publicly report under the Exchange Act as an “emerging growth company”, we expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, though if the market value of our Common Stock that is held by non-affiliates exceeds $700 million, we would cease to be an “emerging growth company”.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semi-annual reports, rather than annual and quarterly reports. Annual reports are due within one hundred twenty (120) calendar days after the end of the issuer's fiscal year, and semi-annual reports are due within ninety (90) calendar days after the end of the first six (6) months of the issuer's fiscal year.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers

The following table sets forth regarding our executive officers, directors and significant employees, including their ages as of the date of this Offering Circular:

Name	Position	Age	Director or Officer Since
Rafael A. Pinedo (1)	President CEO, Director	55	March 22, 2022
Frank I Igwealor(2)	Consultant	53	June 03, 2021
Ambrose Egbuonu(2)	Chairman, Board of Directors	54	June 03, 2021

(1) Address of each of the individuals listed above is: c/o CAM Group, 5900 Balcones Dr Ste 100, Austin, TX 78731-4257

(2) The address of each of the individuals listed above is: 370 Amapola Ave., Suite 200A, Torrance, CA 90501

.

Rafael A. Pinedo President/CEO/Director

Rafael Pinedo is the President and Chief Executive Officer of the Company. As a CEO, his responsibilities include but not limited to executing the Company’s strategic corporate actions to maintain its capital structure, partnering with potential clients through various business solutions, generating revenue growth year over year basis, and acquiring and diversifying various assets to produce ongoing cash flow.

Mr. Rafael A. Pinedo has over twenty-eight years of experience in the energy, defense, and IT finance sectors and is the Founder and Managing Director at Crescent Hill Capital and Crescent Asset Management Ltd. Currently Managing Partner at E-One Globalinvest Capital, he built his career as a business consultant for Booz Allen Hamilton, Cap Gemini America, Ernst & Young, and was Senior Vice President of Oracle Corporation and Computer Associates International. He has been a director and member of finance committees of public companies in USA, Canada and Europe over the past ten years Mr. Pinedo has held numerous corporation titles as Independent Director of Mineral Hill Industries Ltd. CB Resources Ltd. Gold and Gemstone Mining Inc. Chancery Mining, Inc. He served as President at Alpha Petroleum Resources, American BNP Petroleum. He currently serves as an Advisor and board Member at Technomeca Aerospace SA, Technomeca SARL, Armas Ugartechea SL, among others.

Ambrose O Egbuonu, Chairman

Ambrose O Egbuonu has been the Chairman of the Company’s Board of Director of our company since July 7, 2021. Mr. Egbuonu is a US Navy Veteran. For the past 10 years, Mr. Egbuonu has been a self-employed business owner residing in Los Angeles County, California. From January 1, 2021 to present, Mr. Egbuonu has sat on board or on the management team of the following company all of which has no operations yet: Diguang International Development Company Ltd., Wiremedia, Inc., Embarr Downs, Inc., FluoroPharma Medical, Inc., RBC Life Sciences, Inc., Red Truck Entertainment, Inc., Trio Resources, Inc., Zenovia Digital Exchange Corporation, Zonzia Media, Inc., and Santaro Interactive Entertainment Co.

Frank I Igwealor, Consultant

Frank Igwealor, CPA, CMA, JD, MBA, MSRM, Esq. is a California based Attorney and Financial Manager with broad technical and management experience in accounting, finance, and business advisory as a principal partner at Goldstein Franklin, Inc. since November 2011. Mr. Igwealor is a Certified Financial Manager, Certified Management Accountant, and Certified Public Accountant. Before Goldstein Franklin, Mr. Igwealor was the Sr. Vice President and CFO of Los Angeles Neighborhood Housing between May 2007 and October 2011.

During the sixteen years prior to his joining Los Angeles Neighborhood Housing as the chief financial officer, Mr. Igwealor worked in various financial management, accounting, strategic planning, risk management, restructuring, recapitalization and turnaround capacities for various big and small businesses where he helped save or preserve about 252 American jobs that would have otherwise been lost through liquidations.

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Mr. Igwealor’s business and professional experience include:

(a)	7/2007 to 10/2011 - SVP & CFO at Los Angeles Neighborhood Housing, Inc., one of Los Angeles largest affordable housing nonprofit agency.
(b)	11/2004 to 2015 – President and CEO of Igwealth Franklin, Inc., a Los Angeles private equity firm
(c)	03/2008 to present – Director at Poverty Solutions, Inc., a Los Angeles based nonprofit that designs and deploys programs that help low income families divest poverty through education, employment, and entrepreneurship.
(d)	11/2006 to 04/2007 – Assistant Controller at SDI Media Group, a Culver City, CA based translation and dubbing company.
(e)	03/2006 to 09/2006 – SEC Financial reporting analyst at OSI Systems, Inc., a Hawthorne CA based manufacturer.
(f)	11/2003 to 11/2004 – Financial Advisor at Morgan Stanley
(g)	10/2019 to Present - President and CEO, Video River Network, Inc.
(h)	08/2019 to Present - Managing Member, Alpharidge Capital LLC (Alpharidge operates an entrepreneurship development project that controls about 62 private and public companies)

Over the past 28 years in accounting and finance, Mr. Igwealor has always operated on the premise that a country’s most valuable asset is her human capital – and that job creation is the essential element to a true and sustainable economic and prosperity.

During the past five years, Mr. Igwealor held the following directorships:

  Igwealth Franklin, Inc. – November 2004 to 2015.
  Los Angeles Community Capital – April 2012 to Present.
  American Community Capital, LP. – August 2013 to Present.
  Goldstein Franklin, Inc. – April 2012 to Present.
5.	Kid Castle Educational Corporation since October 2019
6.	GiveMePower Corporation since December 2019
7.	Video River Network, Inc. since October 2019

Mr. Igwealor also has directorship positions in many operating and non-operating companies including: Red Oak Hereford Farms Inc., Interfoundry, Inc., Nashville Records, Inc., Shanrong Biotechnology Corp., Troy Gold & Mineral Corp., RBC Life Sciences, Inc., Homestead Gold and Silver Ltd., AD Capital U.S., Inc., inTerra Resources Corp., CTR Investments & Consulting, Inc., Profitable Developments, Inc., Advanced Powerline Technologies, Inc., White Fox Ventures, Inc., Diguang International Development Company Ltd., Drone Guarder, Inc., Embarr Downs, Inc., First Colombia Gold Corp., Guyana Gold Corp., IL2M International Corp., JPX Global, Inc., Mundus Group, Inc., Mountain Energy, Inc., National Healthcare Logistics, Inc., Newron Sport, Premier Information Management, Inc., Sunvault Energy, Inc., Trimax Corp., Wiremedia, Inc., World Wireless Communications Inc., Cyberfort Software, Inc., EnSurge, Inc., Generation Alpha, Inc., HH Biotechnology Holdings Company, Hollywood Studios International, Northern Potash Co., Pulse Evolution Corp, Santaro Interactive Entertainment Co., UV Flu Technologies, Inc., Axis Energy Corporation, FluoroPharma Medical, Inc., Global Ecology Corp., McHenry Metals Golf Corp., nFinanSe, Inc., Octagon 88 Resources Inc., Red Truck Entertainment, Inc., Sino Bioenergy Corp., Starwin Media Holdings, Inc.,

Telefix Communications Holdings, Inc., VisionGlobal Corp., Zenovia Digital Exchange Corporation, Zonzia Media, Inc., Cygnus eTransactions Group, Inc., Flexpower, Inc., Medical Supply International USA, Inc., and Petlife Pharmaceuticals, Inc.

Mr. Igwealor’s professional education includes (1) BA in Accounting from Union Institute & University; (2) BA in Economics from Union Institute & University; (3) MBA finance from California State University, Dominguez Hills; (4) Masters in Risk Management at New York University (in progress); and (5) Juris Doctor from Southwestern School of Law.

The company believes that someone with finance and accounting expertise as Mr. Igwealor would be invaluable to the company’s need of identifying the right acquisition candidates as well as performing due diligence on those targets.

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Board of Directors

Our board of directors currently consists of two directors. None of which is considered “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Compensation of Directors and Executive Officers

Executive and Director Compensation

We have no standard arrangement to compensate our directors for their services in their capacity. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board and executive compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

None of our Officers and Directors is currently receiving compensation.

Summary Compensation Table

The following table represents information regarding the total compensation of our officers and directors for the year ended December 31, 2023.

Name	Position	Cash Compensation	Other Compensation		Total Compensation
Ambrose Egbuonu	Chairman/Director	$ -	$		S	-
Rafael Pinedo	President, CEO, Director	$		$-	S	-
Frank I Igwealor	Consultant / Court-appointed custodian	$ -	-		S	-

There are no other employment agreements between the Company and its executive officers or directors. Our executive officers and directors have the responsibility of determining the timing of remuneration programs for key personnel based upon such factors as positive cash flow, shares sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and cash balances. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

Stock Incentive Plan; Options; Equity Awards

We have not adopted any long-term incentive plan that provides compensation intended to serve as an incentive for performance. None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Nevada law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

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The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified people as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on the liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Stock as of the date of this Offering Circular.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and include voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Stock. The percentage of beneficial ownership before the offering is based on 25,295,000 Shares of Common Stock and One (1) Share of Preferred Stock outstanding as of the date of this Offering Circular. Percentage of beneficial ownership after the Offering assumes the sale of the Maximum Offering Amount.

Name and Position	Class	Shares Beneficially Owned Prior to Offering			Shares Beneficially Owned After Offering

		Number	Percent of Class	Percent of Total Votes	Number	Percent of Class	Percent of Total Votes
Rafael Pinedo, President	Series A Preferred	4,000,000	100%	80%	4,000,000	100%	60%
Ambrose O Egbuonu, Chairman	Common Shares	0	0%	0%	0	0%	0%
Frank Igwealor, Court-Appointed Custodian / Consultant	Common Shares	0	0%	0%	0	0%	0%
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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

 The company has entered into the following transactions in which the management or related persons have interest in outside of the ordinary course of our operations as at December 31, 2023:

On June 03, 2021, the District Court of Clark County, Nevada entered an Order Granting Application for Appointment of Alpharidge Capital, LLC (the “Order”), as Custodian of the Company. Pursuant to the Order, the Alpharidge Capital, LLC (the “Custodian”) has the authority to take any actions on behalf of the Company, that are reasonable, prudent or for the benefit of pursuant to, including, but not limited to, issuing shares of stock and issuing new classes of stock, as well as entering in contracts on behalf of the Company. In addition, the Custodian, pursuant to the Order, is required to meet the requirements under the Nevada charter.

On June 29, 2021 the Custodian sold to itself, four (4) million shares of the Preferred Stock, at par value of $0.001, in exchange for $15,000 which the Company used to fund the reinstatement of the Company with the State of Nevada, settlement of the Stock Transfer Agent’s balance. The Series A Preferred Stock has 80% voting rights over all classes of stock. CED Capital also undertook to make all reasonable efforts to provide adequate current public information to meet the requirements under the Securities Act of 1933.

On June 29, 2021, the Custodian appointed Frank I Igwealor, who is associated to Alpharidge Capital, LLC., as the Company’s sole officer, secretary, treasurer and director.

On March 22, 2022, Alpharidge Capital LLC (represented by Mr. Egbuonu and Mr. Igwealor), the holder four (4) million shares of Series A Preferred Stock of the Company entered into an agreement to sell the shares to Technomeca Defense, Inc., a Texas aerospace company controlled by Mr. Rafael Pinedo in exchange for $450,000. This transaction was to the sole benefit of Alpharidge Capital LLC whose principal was the previous officer and director of the company.

Mr. Pinedo operates an amalgamated Defense and Aerospace operations/assets with the business headquartered at 5900 Balcones Drive, Suite 100, Austin, TX 78731, Texas. Mr. Pinedo was appointed the Company’s President and CEO. As part of his future plan for the company, Mr. Pinedo envisaged making multiple major acquisitions in the United States. Additionally, he also plans to make smaller and minor acquisitions from NATO countries to give the company some global reach within the NATO defense spectrum. One of the minor potential future acquisition identified by Mr. Pinedo is Technomeca Aerospace, Inc. an Austin, Texas company with a subsidiary operation in Spain located at Mendelu Kalea, 53, 20300 Hondarribia, Gipuzkoa, Spain.

The company is hopeful that Mr. Pinedo will eventually merge the company with his Texas based aerospace operator, Technomeca Aerospace, Inc. And Technomeca would operate as one of the subsidiaries of CAMG, but there is no guarantee that the merger/acquisition will go through. The company and Mr. Pinedo has not entered into a binding acquisition agreement or a binding letter of intent with Technomeca Aerospace, Inc.

Therefore, during the last two full fiscal years ended December 31, 2023 and through to the current date of August 5, 2024, the Company’s controlling shareholder, Alpharidge Capital LLC (represented by Mr. Egbuonu and Mr. Igwealor) entered into an agreement in which the Company’s current President and CEO would acquire control of the four (4) million shares of the Company’s Series A Preferred Stock in exchange for a payment to Alpharidge Capital, the seller the amount of $450,000.

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DESCRIPTION OF SECURITIES

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. The holders of the common stock have the sole right to vote, except as otherwise provided by law, by our articles of incorporation, or in a statement by our board of directors in a Preferred Stock Designation.

In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds, subject to the payment of preferential dividends or other restrictions on dividends contained in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of preferred stock described above. In the event of the dissolution, liquidation or winding up of CAM Group, Inc., the holders of our common stock are entitled to share ratably in all assets remaining after payment of all our liabilities, subject to the preferential distribution rights granted to the holders of any series of our preferred stock in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of our preferred stock described above.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of the State of Nevada. Accordingly, excluding any voting rights granted to any series of our preferred stock, the holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors. All outstanding shares of the common stock are fully paid and nonassessable.

The laws of the State of Nevada provide that the affirmative vote of a majority of the holders of the outstanding shares of our common stock and any series of our preferred stock entitled to vote thereon is required to authorize any amendment to our articles of incorporation, any merger or consolidation of CAM Group, Inc. with any corporation, or any liquidation or disposition of any substantial assets of CAM Group, Inc.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of Preferred Stock par value of $0.001 per share. Total issued Preferred Stock is 5,000,000 shares designated as Series A Preferred (“Series A”).

Series A

The Series A Preferred shares (a) rank senior, with respect to liquidation, winding up or dissolution to all other classes of stock; (b) rank senior to any future designation of preferred stock; (c) maintain at least 80% of the voting interest of the Company.

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SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, in the Company’s Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), at the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

Because this is a best-efforts offering, there is no minimum number of Shares that need to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

The minimum subscription that will be accepted from an investor is $1,000 (the ‘Minimum Subscription’).

A subscription for $1,000 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. The Company reserves the unqualified discretionary right to accept any subscription for Shares, in an amount less than the Minimum Subscription. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company’s acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Pacific Stock Transfer Co. to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

Excepting matters arising under federal securities laws, any disputes between the Company and shareholders shall be governed in reliance on the laws of the state of Nevada. Furthermore, the Subscription Agreement for this Regulation A offering appoints the state and federal courts located in the state of Nevada as having jurisdiction over any disputes related to this Regulation A offering between the Company and shareholders.

Transfer Agent

Our transfer agent is ClearTrust, LLC, 16540 Pointe Village Dr., Ste 205, Lutz, FL 33558. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

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DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013, to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

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Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

DIVIDEND POLICY

Subject to preferences that may be applicable to any then-outstanding shares of Preferred Stock, if any, and any other restrictions, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We and our predecessors have not declared any dividends in the past. Further, we do not presently contemplate that there will be any future payment of any dividends on Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock on the OTC Markets. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

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Upon completion of this Offering, assuming the maximum number of shares of Common Stock offered in this Offering are sold, there will be 909,289,003 shares of our Common Stock outstanding.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

●	1% of the number of shares of our Common Stock then outstanding; or

●	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

INVESTOR ELIGIBILITY STANDARDS & ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A+. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier II, Regulation A+ offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

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(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (Investment Company Act), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;
(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or
(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on the date on which the SEC initially qualifies this Offering Statement (the Qualification Date) and will terminate on the Termination Date.

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a Subscription Agreement; and

2.	Deliver funds directly to the Company’s designated bank account via bank wire transfer (pursuant to the wire transfer instructions set forth in our Subscription Agreement) or electronic funds transfer via wire transfer.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement, you may not revoke or change your subscription or request your subscription funds. All submitted subscription agreements are irrevocable.

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Under Rule 251 of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purpose of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that such investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Udo Ekekeulu, Esq., Alpha Advocate Law Group PC.

On August 16, 2022, the Company was informed about a court order against the Company emanating from litigation actions of the Company’s previous management. The court order created a $2,202,702.75 liability against the Company. While the court order has been appealed promptly, and the Company’s Attorney believes the award would be overturned, the Company expresses no assurance or guarantee that the liability would be overturn at the appeal.

The appeal was filed on March 03, 2023, at the Nevada Supreme Court No. 85378, by the Law Offices of Gordinier Kang & Kim, LLP and Lemons, Grundy & Eisenberg. Not withstanding the assurances of the attorneys about the appeal, we could lose the appeal and still be subject to the judgment liability identified above. If we fail to overturn the judgment, the company would automatically become insolvent because it does not have the cash or assets with which to payoff the liability.

The judgment was issued by the District Court of Clark County, Nevada.

The plaintiffs in the litigation that resulted in judgment against the company were two of the company’s shareholders. Even though it was a derivative action, the company had no current or prior relationship with the plaintiffs other than that they are shareholders of the company. They were acting independent of the company.

The initial suit was a derivative action brought by Capital Advisor. LLC, a Utah limited liability company and Danzig, Ltd., a North Carolina corporation, individually and derivatively on behalf of nominal defendant CAM Group as plaintiff, against the defendants who were previously senior management of CAM Group. Somewhere between discovery and the court date, defendant had offered a settlement which was rejected by the plaintiffs.

The counter-claim by defendants was for Attorney fees and other cost as a consequence of the plaintiffs’ failure to obtain a more favorable outcome than the settlement previously offered to the plaintiffs by the defendants.

The judgment from the District Court of Clark County, Nevada was related to a derivative action by Capital Advisor. LLC, a Utah limited liability company and Danzig, Ltd., a North Carolina corporation, individually and derivatively on behalf of nominal defendant CAM Group as plaintiff. The derivative action was against two of the company’s previous management namely Wei Xuan Luo and Wei Heng Cai as defendants. However, the judgment awarded Attorney Fees and Cost to the Defendants against the plaintiff. The court found that plaintiff had previously rejected defendant valid offers in the amount of $300,000 and $30,000 respectively, and pursued the litigation. Court found that the rejection of the offer without obtaining a more favorable judgement entitled the offeror of post-offer cost and expenses recovery from the offeree under NRCP 68(f).

REPORTS

Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A, in addition to our reporting requirements under the OTC Pink Basic Disclosure Guidelines.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC on 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 5, 2024.

CAM Group, Inc.

By:	/s/ Rafael A. Pinedo
Rafael A. Pinedo
President, Principal Executive Officer, Principal Financial Officer, and Director
August 5, 2024

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Rafael A. Pinedo
Rafael A. Pinedo
President, Principal Executive Officer, Principal Financial Officer, and Director
August 5, 2024

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge, and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:	/s/ Rafael A. Pinedo
Rafael A. Pinedo
President, Principal Executive Officer, Principal Financial Officer, and Director
August 5, 2024

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PART III: EXHIBITS

Index to Exhibits

Incorporated by Reference
Exhibit No.	Description	Filed Herewith (*)	Filing Type	Date Filed
2.1	Articles of Incorporation, as amended		1-A	12/15/2023
2.2	Bylaws		1-A	10/12/2023
3.1	Securities Purchase Agreement - Rafael A. Pinedo		1-A	02/08/2024
4.1	Subscription Agreement		1-A	10/12/2023
6.1	Convertible Promissory Note		1-A	10/12/2023
6.3	Registered Public Accountant Consent		1-A	07/08/2024
12.1	Legal Opinion and Consent		1-A	10/12/2023

III-1

PART F/S: FINANCIAL STATEMENTS

TABLE OF CONTENTS

Financial Statements of CAM Group, Inc. for the Years Ended December 31, 2023 and 2022

CAM GROUP, INC.

AUDITED FINANCIAL STATEMENTS

For The Years Ended December 31, 2023, and 2022.

INDEPENDENT ACCOUNTANTS’ REPORT

Cam Group, Inc.

NEVADA

Report on the Financial Statements

We have audited the accompanying balance sheets of Cam Group, Inc Company as of December 31, 2023 and 2022, and the related statements of income, retained earnings, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and the disclosures in the financial statements. The procedures selected depend on the auditor's judgement, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a reasonable basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to previously present fairly, in all material respects, the financial position of Cam Group, Inc as of December 31, 2023, and 2022 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America

Richard Omai.

Richard Omai, CPA.

Certified Public Accountants (AC 49387)

July 01, 2024.

CAM GROUP, INC

Balance Sheet
As of December 31 ,	2023	2022
ASSETS
CURRENT ASSETS
Officer advances	7,250	7,250
Total Current Assets	7,250	7,250

Total Assets	7,250	7,250
LIABILITIES AND STOCKHOLDERS' DEFICIT Related party payable	74,033	63,187
Total Liabilities	74,033	63,187
Preferred stock, $.001 par value, 10,000,000 shares authorized, 5,000,000 shares issued and outstanding as at December 31, 2023 and 2022	5,000	5,000
Common stock, $.001 par value, 700,000,000 shares authorized, 25,295,000 shares issued and outstanding as at December 31, 2023 and 2022.	25,295	25,295
Additional Paid- In- Capital	(30,295)	(30,295)
Accumulated Deficits	(66,783)	(55,937)
Total Liabilities and Shareholder's Equity	7,250	7,250

The accompanying notes are an integral part of these financial statements.

CAM GROUP, INC

Statement of Income (Loss)
For The Year Ended,	2023	2022
OPERATING EXPENSES
Automobile Expense	349	1,745
Bus. Licenses & Permits	625	625
Cable & Internet	—	21
Computer and Internet Expenses	324	648
Insurance Expense	325	325
Office Supplies	673	1,495
OTC Markets	—	10,820
Accounting & Audit	1,075	2,150
Investor Relation	563	1,125
Legal Fees	1,875	13,750
Stock Transfer Agents	2,750	16,500
Rent Expense	1,166	5,416
Repairs and Maintenance	723	723
Telephone Expense	399	474
Travel Expense	—	120
Total Operating Expenses	10,846	55,937

Net Loss	(10,846)	(55,937)

BASIC AND DILUTED LOSS PER SHARE:
Net loss per common share - basic and diluted	$(0.00043)	$(0.0022)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	25,281,833	25,281,833

The accompanying notes are an integral part of these financial statements.

	Additional
	Preferred Stock		Common Stock		Paid-in	Accumulated
	# of Shares	Amount	# of Shares	Amount	Capital	Deficit	TOTAL

Balance at Beginning of the Year - 2022	1,000,000	$4,000	25,295,000	25,295	$(30,295)	$—	—

Net Loss	—	1,000				(55,937)	(55,937)
Balance at End of Year - 2022	1,000,000	$5,000	25,295,000	25,295	$(30,295)	$(55,937)	(55,937)
Net Loss						(10,846)	(10,846)
Balance at Endo of Year - 2023	1,000,000	$5,000	25,295,000	25,295	$(30,295)	(66,783)	(66,783)

The accompanying notes are an integral part of these financial statements.

CAM Group, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Year Ended December 31,
	2023	2021
Cash Flows from Operating Activities:
Net (loss)	$(10,846)	$(55,937)
Adjustments to reconcile net income(loss) to net cash
used in operating activities
Changes in operating assets and liabilities
Increase in related party payable	10,846	63,187
Net Cash Used In Operating Activities	—	7,250
Net Cash Provided By Investing Activities	—	—
Net Increase in Cash and equivalents	—	7,250
Cash and Cash Equivalents - Beginning of Year	7,250	—
Cash and Cash Equivalents - End of Year	$7,250	$7,250

The accompanying notes are an integral part of these financial statements.

CAM GROUP, INC.

NOTES TO THE FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

DESCRIPTION OF BUSINESS — CAM Group, Inc. (the “Company”, “we”, “us” or “our”), a Nevada corporation, has a fiscal year end of December 31 and is listed on the OTC Pink Markets under the trading symbol CAMG.

The Company had abandoned its business and failed to take steps to dissolve, liquidate and distribute its assets. It had also failed to meet the required reporting requirements with the Nevada Secretary of State, hold an annual meeting of stockholders and pay its annual franchise tax from 2015 to 2021 which resulted in its Nevada charter being revoked. The Company also failed to provide adequate current public information as defined in Rule 144, promulgated under the Securities Act of 1933, and was thus subject to revocation by the Securities and Exchange Commission pursuant to Section 12(k) of the Exchange Act. On June 4, 2021, a shareholder filed a petition for custodianship, with the District Court, Clark County, Nevada and was appointed as the custodian of the Company on June 29, 2021. The Company’s Nevada charter was reinstated on June 28, 2021, and all required reports were filed with the State of Nevada soon after. The Company remains active as of the date of this report and is currently taking steps to provide adequate current public information to meet the requirements under the Securities Act of 1933. The custodian was not able to recover any of the Company’s accounting records from previous management but was able to get the shareholder information hence the Company’s outstanding common shares were reflected in the equity section of the accompanying unaudited financial statements for the period ended December 31, 2023. CAM Group, Inc., formerly known as “RT Technologies, Inc.”, was originally incorporated as Savannah River Technologies, Inc. under the laws of the State of South Carolina on March 2, 1995. On July 20, 2007, the Company formed a corporation pursuant to the laws of the State of Nevada. On August 11, 2007, the stockholders of the Company approved a change of corporate domicile which resulted in the dissolution of the South Carolina Corporation and the Company became domiciled in the State of Nevada. On September 13, 2012, the Company changed its name to CAM Group Inc. (“CAMG”) to more accurately reflect its business after a stock exchange transaction set forth below.

The company previously had business dealings with several Chinese businesses prior to abandoning its businesses, operations and subsidiaries by 2015 (“Abandonment”). Prior to the abandonment, on April 17, 2012, CAMG acquired in an all-stock transaction, China Agriculture Media Group Co., Ltd, which was incorporated on March 30, 2011 under the laws of Hong Kong. During the same period, CAMG also established CAM Hebei as a China-based domestic enterprise and wholly owned subsidiary. Furthermore, prior to the abandonment, CAMG tried unsuccessfully, to build its core business in advertising, wholesale and retail sales and is analyzing new market opportunities that would allow management to strategically expand into additional profitable and synergistic markets.

By 2015, the Company had abandoned its business and failed to take steps to dissolve, liquidate and distribute its assets. By August 18, 2015, the Company filed Form 15-12G with the SEC to terminate its reporting obligations under the 1934 Act. After their March 31, 2015 quarterly reports, filed on May 20, 2015, the Company stopped all forms of making public report of its operation and financial results. It had also failed to meet the required reporting requirements with the Nevada Secretary of State, hold an annual meeting of stockholders and pay its annual franchise tax from 2015 to 2021 which resulted in its Nevada charter being revoked.

Following the abandonment, the company lost all of its assets and subsidiaries including those assets and subsidiaries located in China and Hong Kong, PRC. As of the date of the custodianship petition filing, the company had no assets and no existing subsidiary. On May 17, 2021, Alpharidge Capital, LLC, a shareholder of the Company, served a demand to the Company, at last address of record, to comply with the Nevada Secretary of State statues N.R.S. 78.710 and N.R.S.78.150. On June 4, 2021, a petition was filed against the Company in the District Court of Clark County, Nevada, entitled “In the Matter of CAM Group, Inc., a Nevada corporation” under case number A-21-835793-C by Alpharidge Capital, LLC, along with an Application for Appointment of Custodian, after several attempts to GET prior management to reinstate the Company’s Nevada charter, which had been revoked.

On June 04, 2021, the District Court of Clark County, Nevada entered an Order Granting Application for Appointment of Alpharidge Capital, LLC (the “Order”), as Custodian of the Company. Pursuant to the Order, the Alpharidge Capital, LLC (the “Custodian”) has the authority to take any actions on behalf of the Company, that are reasonable, prudent or for the benefit of pursuant to, including, but not limited to, issuing shares of stock and issuing new classes of stock, as well as entering in contracts on behalf of the Company. In addition, the Custodian, pursuant to the Order, is required to meet the requirements under the Nevada charter.

On June 28, 2021, the Custodian appointed Frank I Igwealor, who is associated to Alpharidge Capital, LLC., as the Company’s sole officer, secretary, treasurer and director.

On June 29, 2021 the Custodian sold to itself, four (4) million shares of the Preferred Stock, at par value of

$0.001, in exchange for $15,000 which the Company used to fund the reinstatement of the Company with the State of Nevada, settlement of the Stock Transfer Agent’s balance. The Series A Preferred Stock has 80% voting rights over all classes of stock. Alpharidge Capital also undertook to make all reasonable efforts to provide adequate current public information to meet the requirements under the Securities Act of 1933.

The purchaser of four (4) million shares of Series A Preferred Stock has control of the Company through super voting rights over all classes of the Company’s common stock. However, the court appointed control still remains with the Custodian until the Custodian files a petition with the District Court of Clark County, Nevada to relinquish custodianship and control of the Company.

On June 29, 2021, the Company filed a Certificate of Revival with the Secretary State of the State of Nevada, which reinstated the Company’s charter and appointed a new Resident Agent in Nevada. The Company remains active as of the date of this report and is currently taking steps to provide adequate current public information to meet the requirements under the Securities Act of 1933.

On March 22, 2022, Alpharidge Capital, LLC., the holder four (4) million shares of Series A Preferred Stock of the Company entered into an agreement to sell the shares to Mr. Rafael Pinedo. Mr. Pinedo operates an amalgamated Defense and Aerospace operations/assets with the business headquartered at 5900 Balcones Drive, Suite 100, Austin, TX 78731, Texas. Mr. Pinedo was appointed the Company’s President and CEO. As part of his future plan for the company, Mr. Pinedo envisaged making multiple major acquisitions in the United States.

Additionally, he also plans to make smaller and minor acquisitions from NATO countries to give the company some global reach within the NATO defense spectrum. One of the minor potential future acquisition identified by Mr. Pinedo is Technomeca Aerospace, Inc. An Austin Texas company with a subsidiary operation in Spain located at Mendelu Kalea, 53, 20300 Hondarribia, Gipuzkoa, Spain.

Although the company is optimistic that it could acquire Technomeca Aerospace, Inc. As one of its subsidiaries, there is no guarantee that the acquisition will go through. The company has not entered into a binding acquisition agreement or a binding letter of intent with Technomeca Aerospace, Inc.

On August 16, 2022, the Company was informed about a court order against the Company emanating from litigation actions of the Company’s previous management. The court order created a $2,202,702.75 liability against the Company. While the court order has been appealed promptly, and the Company’s Attorney believes the award would be overturned, the Company expresses no assurance or guarantee that the liability would be overturn at the appeal.

The appeal was filed on March 03, 2023, at the Nevada Supreme Court No. 85378, by the Law Offices of Gordinier Kang & Kim, LLP and Lemons, Grundy & Eisenberg. Not withstanding the assurances of the attorneys about the appeal, we could lose the appeal and still be subject to the judgment liability identified above. If we fail to overturn the judgment, the company would automatically become insolvent because it does not have the cash or assets with which to payoff the liability.

The judgment was issued by the District Court of Clark County, Nevada.

The plaintiffs in the litigation that resulted in judgment against the company were two of the company’s shareholders. Even though it was a derivative action, the company had no current or prior relationship with the plaintiffs other than that they are shareholders of the company. They were acting independent of the company. The counter-claim by defendants was for Attorney fees and other cost as a consequence of the plaintiffs’ failure to obtain a more favorable outcome than the settlement previously offered to the plaintiffs by the defendants.

The judgment from the District Court of Clark County, Nevada was related to a derivative action by Capital Advisor. LLC, a Utah limited liability company and Danzig, Ltd., a North Carolina corporation, individually and derivatively on behalf of nominal defendant CAM Group as plaintiff. The derivative action was against two of the company’s previous management namely Wei Xuan Luo and Wei Heng Cai as defendants. However, the judgment awarded Attorney Fees and Cost to the Defendants against the plaintiff. The court found that plaintiff had previously rejected defendant valid offers in the amount of $300,000 and $30,000 respectively, and pursued the litigation. Court found that the rejection of the offer without obtaining a more favorable judgement entitled the offeror of post-offer cost and expenses recovery from the offeree under NRCP 68(f).

NOTE 2 – BASIS OF PRESENTATION AND GOING CONCERN

BASIS OF PRESENTATION — The Company has earned insignificant revenues from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Enterprise” as set forth in Financial Accounting Standards Board Statement No. 7 (“SFAS 7”). Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ equity (deficit) and cash flows disclose activity since the date of the Company’s inception.

BASIS OF ACCOUNTING — The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. All intercompany transactions have been eliminated.

GOING CONCERN — The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. The Company currently has limited operations. The Company intends to accelerate operations as set out below and raise the necessary funds to carry out the aforementioned strategies. The Company cannot be certain that it will be successful in these strategies even with the required funding. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES - The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the balance sheet date and the reported amounts of revenues and expenses for the year presented. Actual results could differ from those estimates.

CASH AND OTHER EQUIVALENTS — For purposes of the statement of cash flows, cash equivalents include demand deposits, money market funds, and all highly liquid debt instructions with original maturities of three months or less

FINANCIAL INSTRUMENTS - The FASB issued ASC 820-10,

Fair Value Measurements and Disclosures, for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. ASC 820- 10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair

value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

Level 1: Quoted prices in active markets for identical assets or liabilities

Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

CONCENTRATIONS AND CREDIT RISKS — The Company’s financial instruments that are exposed to concentrations and credit risk primarily consist of its cash, sales and accounts receivable. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

EARNINGS PER SHARE — Net income (loss) per share is calculated in accordance with ASC 260, Earnings Per Share. The weighted-average number of common shares outstanding during each period is used to compute basic earnings or loss per share. Diluted earnings or loss per share is computed using the weighted average number of shares and diluted potential common shares outstanding. Dilutive potential common shares are additional common shares assumed to be exercised. Basic net income (loss) per common share is based on the weighted average number of shares of common stock outstanding at December 31, 2023 and December 31, 2022. Due to net operating loss, there is no presentation of dilutive earnings per share, as it would be anti-dilutive

FORGIVENESS OF INDEBTDNESS — The Company follows the guidance of AS 470.10 related to debt forgiveness and extinguishment. Debts of the Company are considered extinguished when the statute of limitations in the applicable jurisdiction expires or when terminated by judicial authority such as the granting of a declaratory judgment. Debts to related parties or shareholders are treated as capital transactions when forgiven or extinguished and credited to additional paid in capital. Debts to non- related parties are treated as other income when forgiven or extinguished.

INCOME TAXES— Income taxes are provided based upon the liability method. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by accounting standards to allow recognition of such an asset.

NOTE 4 - RELATED PARTY TRANSACTIONS AND ENTITIES UNDER COMMON CONTROL.

DUE TO RELATED PARTY - Amounts due to stockholders are unsecured, non-bearing and are due on demand, and total $74,033 and $63,186 as of 2023 and 2022 respectively.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

RISKS AND UNCERTAINTIES — The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks, including the potential risk of business failure.

LEGAL AND OTHER MATTERS — In the normal course of business, the Company may become a party to litigation matters involving claims against the Company. The Company's management is aware of a garnishment order that was previously served to the Company’s Stock Transfer Agents. The Company’s attorneys are reviewing the garnishment order to ascertain its implication to the company’s financial statements. Aside from the court order discussed above, The Company's management is unaware of any pending or threatened assertions and there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 6 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date of publishing this report, the date the consolidated financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the consolidated financial statements thereby requiring adjustment or disclosure, other than those noted below.

None.